UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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Federated Department Stores, Inc.
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FEDERATED DEPARTMENT STORES, INC.
7 West Seventh Street
Cincinnati, Ohio 45202
and
151 West 34th Street
New York, New York 10001
April [__], 2007
To the Stockholders:
          It is my privilege to invite you to attend Federated’s 2007 annual meeting of stockholders. We are holding the annual meeting on Friday, May 18, 2007, at 11:00 a.m., Eastern Daylight Time, at Federated’s offices located at 7 West Seventh Street, Cincinnati, Ohio 45202. We are enclosing the official notice of meeting, proxy statement and form of proxy with this letter. The matters listed in the notice of meeting are described in the attached proxy statement.
          Your vote is important. Accordingly, we encourage you to read the proxy statement and cast your vote promptly by following the instructions on the enclosed proxy card.
          Thank you for your cooperation and support of Federated.
Sincerely,
Terry J. Lundgren
Chairman of the Board, President
and Chief Executive Officer
Whether or not you plan to attend the meeting, please cast your vote promptly by following the instructions on the enclosed proxy card.

FEDERATED DEPARTMENT STORES, INC.
7 West Seventh Street, Cincinnati, Ohio 45202
and
151 West 34th Street, New York, New York 10001
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders:
          Federated hereby gives notice that the annual meeting of its stockholders will be held at 11:00 a.m., Eastern Daylight Time, on Friday, May 18, 2007, at Federated’s offices located at 7 West Seventh Street, Cincinnati, Ohio 45202. The items on the agenda for the annual meeting are:
1.	To elect six members of Federated’s board of directors;

2.	To ratify the appointment of KPMG LLP as Federated’s independent registered public accounting firm for the fiscal year ending February 2, 2008;

3.	To approve an amendment to Federated’s Certificate of Incorporation changing Federated’s corporate name to “Macy’s Group, Inc.”;

4.	To approve Federated’s 1992 Incentive Bonus Plan, as amended;

5.	To approve the issuance of common stock under the Director Deferred Compensation Plan; and

6.	To act upon such other business as may properly come before the annual meeting or any postponements or adjournments thereof.
          Each of these matters is more fully described in the attached proxy statement. Stockholders of record at the close of business on March 23, 2007 are entitled to vote at the annual meeting or any postponements or adjournments of the annual meeting.
Dennis J. Broderick
Secretary
April [__], 2007
Please vote by following the instructions on the enclosed proxy card. You may vote by mail, by telephone or over the Internet. If you choose to vote by mail, please complete the proxy card and return it promptly in the enclosed postage-paid envelope.

FEDERATED DEPARTMENT STORES, INC.
7 West Seventh Street, Cincinnati, Ohio 45202
and
151 West 34th Street, New York, New York 10001
PROXY STATEMENT
          Federated’s board of directors (the “Board”) is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of Federated’s stockholders. The annual meeting will be held at 11:00 a.m., Eastern Daylight Time, on Friday, May 18, 2007, at Federated’s offices located at 7 West Seventh Street, Cincinnati, Ohio 45202. The proxies received will be used at the annual meeting and at any postponement or adjournment of the annual meeting for the purposes set forth in the accompanying notice of meeting. We will begin mailing the proxy statement, the notice of meeting and accompanying proxy on April 12, 2007.
          Except where the context requires otherwise, the term “Federated” includes Federated Department Stores, Inc. and its subsidiaries. All share and per share amounts in this proxy statement are adjusted to reflect a two-for-one stock split effected as a stock dividend on June 9, 2006.

GENERAL
          The record date for the annual meeting is March 23, 2007. If you are a holder of record of shares of Federated’s common stock at the close of business on the record date you are entitled to vote those shares at the annual meeting. You are entitled to one vote for each share of common stock you own on each of the matters listed in the notice of meeting. As of the record date, [                    ] shares of common stock were outstanding. This number excludes shares held in the treasury of Federated.
          The Board has adopted a policy under which all voting materials that identify the votes of specific stockholders will be kept confidential and will not be disclosed to Federated’s officers, directors or employees or to third parties except as described below. Voting materials may be disclosed in any of the following circumstances:
•	if required by applicable law;

•	to persons engaged in the receipt, counting, tabulation or solicitation of proxies who have agreed to maintain stockholder confidentiality as provided in the policy;

•	in those instances in which stockholders write comments on their proxy cards or otherwise consent to the disclosure of their vote to Federated’s management;

•	in the event of a proxy contest or a solicitation of proxies in opposition to the voting recommendations of the Board;

•	in respect of a stockholder proposal that Federated’s Nominating and Corporate Governance Committee of the Board, referred to as the NCG Committee, after having allowed the proponent of the proposal an opportunity to present its views, determines is not in the best interests of Federated and its stockholders; and

•	in the event that representatives of Federated determine in good faith that a bona fide dispute exists as to the authenticity or tabulation of voting materials.
The policy described above will apply to the annual meeting.
          A quorum of stockholders is necessary to hold a valid annual meeting. The holders of a majority of the stock issued and outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the annual meeting for the transaction of business at the meeting. Federated will treat all shares of Federated common stock represented at the meeting, including abstentions and “broker non-votes,” as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Federated will treat abstentions and broker non-votes as shares not voted for purposes of determining whether the requisite vote on a matter has been obtained. In order to obtain approval of any matter, the affirmative vote of the holders of a majority (or, in the case of the election of any nominee as a director, a plurality) of the shares of common stock represented at the annual meeting and actually voted is required. Consequently, abstentions and broker non-votes will have no effect on the outcome of the vote on any such matter. If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. “Broker non-votes” are shares held by a broker, bank or other nominee that are represented at the meeting, but with respect to which the beneficial owner of such shares has not instructed the broker, bank or nominee on how to vote on a particular proposal, and with respect to which the broker, bank or nominee does not have discretionary voting power on such proposal.
          All shares of common stock represented at the annual meeting by proxies properly submitted prior to or at the annual meeting will be voted at the annual meeting in accordance with the instructions on the proxies, unless such proxies previously have been revoked. If no instructions are indicated, such shares will be voted:
•	FOR the director nominees identified below;

•	FOR the ratification of the appointment of Federated’s independent registered public accounting firm;

•	FOR the approval of an amendment to Federated’s Certificate of Incorporation changing Federated’s corporate name to “Macy’s Group, Inc.”;

•	FOR the approval of Federated’s 1992 Incentive Bonus Plan, as amended; and

•	FOR the approval of the issuance of common stock under the Director Deferred Compensation Plan.
          You may vote in person at the annual meeting or by proxy. Federated recommends that you vote by proxy even if you plan to attend the annual meeting. You have three options for voting by proxy:
•	Internet: You can vote over the Internet at the Web address shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. When you vote over the Internet, you should not return your proxy card.

•	Telephone: You can vote by telephone by calling the toll-free number on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. When you vote by telephone, you should not return your proxy card.

•	Mail: You can vote by mail by simply signing, dating and mailing your proxy card in the postage-paid envelope included with this proxy statement.
          A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this proxy statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. The Internet and telephone proxy procedures are designed to authenticate your identity, to allow you to give your proxy voting instructions and to confirm that those instructions have been properly recorded. Votes directed over the Internet or by telephone through such a program must be received by 5:00 p.m., Eastern Daylight Time, on Thursday, May 17, 2007. Requesting a proxy prior to the deadline described above will automatically cancel any voting directions you have previously given over the Internet or by telephone with respect to your shares. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the annual meeting; however, you must first obtain a signed and properly executed proxy from your bank, broker or other nominee to vote your shares held in street name at the annual meeting.
          If you participate in Federated’s Profit Sharing 401(k) Investment Plan or The May Department Stores Company’s (“May”) Profit Sharing Plan, you will receive a voting instruction card for the Federated common stock allocated to your account in the applicable plan. You may instruct the plan trustee on how to vote your proportional interest in any Federated shares held by the plan by signing, dating and mailing the enclosed voting instruction card, or by submitting your voting instructions by telephone or over the Internet. The applicable plan trustee will vote your proportional interest in accordance with your instructions and the terms of the plan. If you fail to vote, the trustee for the applicable plan, subject to its fiduciary obligations under ERISA, will vote your proportional interest in the same proportion as it votes the proportional interests for which it receives instructions from other plan participants. Under the terms of the two plans, the trustees must receive voting instructions from plan participants by 5:00 p.m., Eastern Daylight Time, on Wednesday, May 16, 2007.
     You may revoke your proxy at any time by:
•	submitting evidence of your revocation to the Corporate Secretary of Federated;

•	voting again over the Internet or by telephone;

•	signing another proxy card bearing a later date and mailing it so that it is received prior to the annual meeting; or

•	voting in person at the annual meeting, although attendance at the annual meeting will not, in itself, revoke a proxy.

STOCK OWNERSHIP
          Certain Beneficial Owners. The following table sets forth information as to the beneficial ownership of each person known to Federated to own more than 5% of Federated’s outstanding common stock as of December 31, 2006.

	Most Recent	Number of	Percent of
Name and Address	Schedule 13G	Shares	Class
FMR Corp. (“FMR”) 82 Devonshire Street Boston, MA 02109 (2)	February 14, 2007	29,300,976	5.6%
          According to the FMR Schedule 13G, (a) 24,266,645 of the 29,300,976 shares beneficially owned by FMR (approximately 4.6% of the total number of shares of common stock outstanding) were beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR (“FMRC”), as a result of acting as investment advisor to various investment companies, (b) 14,500 of such shares (approximately 0.003% of the total number of shares of common stock outstanding) were beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR (“FMTC”), as a result of its serving as investment manager of institutional account(s), (c) 3,439,788 of such shares (approximately 0.7% of the total number of shares outstanding) were beneficially owned by Fidelity International Limited (“FIL”), (d) 2,928 of such shares were beneficially owned by Strategic Advisers, Inc., a wholly-owned subsidiary of FMR, (e) 212,500 of such shares (approximately 0.04% of the total number of shares outstanding) were beneficially owned by Pyramis Global Advisor, LLC, an indirect wholly-owned subsidiary of FMR (“PGALLC”), and (f) 1,364,615 of such shares (approximately 0.3% of the total number of shares outstanding) were beneficially owned by Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR (“PGATC”). According to the FMR Schedule 13G:
•	Each of Edward C. Johnson 3d, Chairman of FMR and FMR, through its control of FMRC, has sole power to dispose of 24,266,645 shares described in clause (a) above. Neither Edward C. Johnson 3d nor FMR has sole voting power over such shares owned directly by the Fidelity Funds. The Fidelity Funds’ Boards of Trustees has the power to vote such shares.

•	Edward C. Johnson 3d and FMR, through its control of FMTC, each has sole power to dispose of and vote the 14,500 shares described in clause (b) above.

•	FIL has sole power to dispose of the 3,439,788 shares described in clause (c) above, sole power to vote 3,128,968 of such shares and no power to vote 310,820 of such shares.

•	A partnership controlled predominantly by family members of Edward C. Johnson 3d or trusts for their benefit owns shares of FIL voting stock with the right to cast approximately 47% of the total votes that may be cast by all holders of FIL voting stock.

•	Edward C. Johnson 3d and FMR, through its control of PGALLC, each has sole power to dispose of and vote the 212,500 shares described in clause (e) above.

•	Edward C. Johnson 3d and FMR, through its control of PGATC, each has sole power to dispose of the 1,364,615 shares described in clause (f) above and sole power to vote 1,350,015 of such shares.
According to the FMR Schedule 13G, Edward C. Johnson 3d and various Johnson family members are the predominant owners of the Series B shares of common stock of FMR, representing approximately 49% of the voting power of FMR. According to the FMR Schedule 13G, through their ownership of FMR’s voting common stock and related agreements, members of the Johnson family may be deemed to form a controlling group with respect to FMR.

          Stock Ownership of Directors and Executive Officers. The following table sets forth the shares of common stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission, referred to as the SEC), as of March 1, 2007 by each Federated director who is not an employee of Federated, referred to as a Non-Employee Director, by each executive named on the Summary Compensation Table, referred to as a Named Executive, and by Federated’s directors and executive officers as a group. The business address of each of the individuals named in the table is 7 West Seventh Street, Cincinnati, Ohio 45202.

Name	Number of Shares		Percent of Class
	(1)	(2)
Meyer Feldberg	76,853	63,500	less than 1%
Sara Levinson	73,622	70,500	less than 1%
Joseph Neubauer	103,540	70,500	less than 1%
Joseph A. Pichler	71,300	63,500	less than 1%
Joyce M. Roché	4,492	2,500	less than 1%
William P. Stiritz (3)	570,174	2,918	less than 1%
Karl M. von der Heyden	80,900	63,500	less than 1%
Craig E. Weatherup	76,500	70,500	less than 1%
Marna C. Whittington	86,266	70,500	less than 1%
Terry J. Lundgren	2,842,630	2,657,564	less than 1%
Karen M. Hoguet	671,394	577,982	less than 1%
Thomas G. Cody	735,222	679,714	less than 1%
Thomas L. Cole	628,440	540,424	less than 1%
Janet E. Grove	684,057	632,342	less than 1%
Susan D. Kronick	738,870	654,226	less than 1%
Ronald W. Tysoe	594,696	593,750	less than 1%
All directors and executive officers as a group (17 persons) (4)	7,595,725	6,364,574	1.5%

(1)	Aggregate number of shares of common stock currently held or which may be acquired within 60 days after March 1, 2007 through the exercise of options granted under Federated’s 1995 Executive Equity Incentive Plan, referred to as the 1995 Equity Plan. Includes shares pledged as security in brokerage firm customary margin accounts, as follows: Stiritz, 407,256 shares; Whittington, 7,954 shares.

(2)	Number of shares of common stock which may be acquired within 60 days after March 1, 2007 through the exercise of options granted under the 1995 Equity Plan.

(3)	Includes 100,000 shares held by Mr. Stiritz’ spouse and 60,000 shares held by his son.

(4)	Upon his retirement, Mr. Tysoe ceased to be an executive officer. Consequently, his holdings are not included.

          Securities Authorized for Issuance Under Equity Compensation Plans. The following table presents certain aggregate information, as of February 3, 2007, with respect to the 1995 Equity Plan and Federated’s 1994 Stock Incentive Plan, referred to as the 1994 Stock Plan (included on the line captioned “Equity compensation plans approved by security holders”).

			Number of securities remaining
	Number of securities to be		available for future issuance under
	issued upon exercise of	Weighted-average exercise	equity compensation plans
	outstanding options,	price of outstanding options,	(excluding securities reflected in
Plan Category	warrants and rights	warrants and rights ($)	column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	40,644,498	$26.99	27,420,704

Equity compensation plans not approved by security holders	0	0	0

Total	40,644,498	$26.99	27,420,704
The foregoing table does not reflect shares of restricted stock previously issued under the 1995 Equity Plan or the 1994 Stock Plan. As of February 3, 2007,
•	387,000 shares of restricted stock were outstanding and subject to possible forfeiture, and

•	3,808,000 shares of common stock were available for future issuance as restricted stock or restricted stock units under the 1995 Equity Plan and the 1994 Stock Incentive Plan.
The shares remaining available for future issuance as restricted stock or restricted stock units are included in the totals reflected in column (c). Under the 1995 Equity Plan and the 1994 Stock Plan, if these shares are not issued as restricted stock they may be made subject to grants of stock options.
          The foregoing table does not reflect stock credits issued under Federated’s Executive Deferred Compensation Plan, the Director Deferred Compensation Plan, and the Associated Dry Goods Corporation Executives Deferred Compensation Plan (assumed by Federated in connection with its acquisition of May), which plans have not been approved by Federated’s stockholders. Pursuant to the Executive Deferred Compensation Plan, eligible executives may elect to receive a portion of their cash compensation in the form of stock credits. For a discussion of stock credits issued to Non-Employee Directors under the Director Deferred Compensation Plan, see “Further Information Concerning the Board of Directors — Director Compensation” and “ITEM 5. APPROVAL OF THE ISSUANCE OF COMMON STOCK UNDER THE DIRECTOR DEFERRED COMPENSATION PLAN.” Pursuant to the Associated Dry Goods Corporation Executives Deferred Compensation Plan, participants elected to receive a portion of their cash compensation in the form of stock credits.
          Under the plans described in the immediately preceding paragraph, entitlements due to participants are expressed as dollar amounts and then converted to stock credits in amounts equal to the number of shares of common stock that could be purchased by the applicable plan at current market prices with the cash that otherwise would have been payable to the participant. Under the Executive Deferred Compensation Plan and the Associated Dry Goods Corporation Executives Deferred Compensation Plan, each stock credit, other than a stock credit payable in cash, entitles the holder to received one share of common stock upon the termination of the holder’s employment or service with Federated. Payments include dividend equivalents on the stock credits equal to any dividends paid to stockholders on shares of common stock. No specific numbers of shares are authorized for issuance under these plans.

ITEM 1. ELECTION OF DIRECTORS
          Federated’s current Certificate of Incorporation and By-Laws provide that:
•	beginning at the 2006 annual meeting, as current terms expire, directors will be elected at each annual meeting of Federated stockholders for a one-year term;

•	directors elected prior to the 2006 annual meeting will continue to serve for their current terms; and

•	by 2008, all directors will be elected annually and would serve one-year terms.
          In accordance with the recommendation of the Nominating and Corporate Governance Committee, referred to as the NCG Committee, the Board has nominated Sara Levinson, Joseph Neubauer, Joseph Pichler, Joyce M. Roché, Karl von der Heyden and Craig E. Weatherup, each of whom is currently a member of the Board, for election as directors. If elected, such nominees will serve for a one-year term to expire at Federated’s annual meeting of stockholders in 2008 or until their successors are duly elected and qualified. Information regarding these nominees, as well as the other persons who are expected to serve on the Board following the annual meeting, is set forth below. Ages are as of March 23, 2007. William P. Stiritz has reached Federated’s mandatory retirement age for directors and is retiring effective as of the date of the annual meeting.
          Each nominee has consented to being nominated and agreed to serve if elected. If any nominee becomes unavailable to serve as a director before the annual meeting, the Board may designate a substitute nominee and the persons named as proxies may, in their discretion, vote your shares for the substitute nominee designated by the Board. Alternatively, the Board may reduce the number of directors to be elected at the annual meeting.
          The Board recommends that you vote FOR the election of the nominees named above, and your proxy will be so voted unless you specify otherwise.
Nominees for Election as Directors — Terms Expire at the 2008 Annual Meeting
Sara Levinson
          Ms. Levinson, age 56, has been the Non-Executive Chairman of ClubMom, Inc. since October 2002 and was President of the Women’s Group of Rodale, Inc. from October 2002 until June 2005. Prior to October 2000, she was President of NFL Properties, Inc. since September 1994. Ms. Levinson is also a member of the board of directors of Harley Davidson, Inc. and KickApps Corporation. Ms. Levinson has been a director since May 1997.
Joseph Neubauer
          Mr. Neubauer, age 65, has been Chairman and Chief Executive Officer of ARAMARK Holdings Corporation since January 2007. From September 2004 to January 2007, Mr. Neubauer served as Chairman and Chief Executive Officer of ARAMARK Corporation. From January 2004 to September 2004 he served as Executive Chairman of ARAMARK Corporation. Prior to that, he was Chief Executive Officer of ARAMARK Corporation from 1983 until December 2003 and Chairman from 1984 until December 2003. He is also a member of the boards of directors of ARAMARK Corporation, Verizon Communications, Inc. and Wachovia Corporation. Mr. Neubauer has been a director since September 1992.
Joseph A. Pichler
          Mr. Pichler, age 67, was Chairman of The Kroger Co. from June 2003 until June 2004 and was Chairman and Chief Executive Officer of The Kroger Co. from September 1990 until June 2003. Mr. Pichler has been a director since December 1997.

Joyce M. Roché
          Ms. Roché, age 60, is the President and Chief Executive Officer of Girls Incorporated, a national non-profit research, education and advocacy organization. Prior to assuming her position at Girls Incorporated in September 2000, Ms. Roché was an independent marketing consultant from 1998 to August 2000. She served as President and Chief Operating Officer of Carson, Inc. from 1996 to 1998 and also held senior marketing positions with Carson, Inc., Revlon, Inc. and Avon, Inc. Ms. Roché is also a member of the boards of directors of Anheuser-Busch Companies, Inc., AT&T, Inc. and Tupperware Corporation. Ms. Roché has been a director since February 2006.
Karl M. von der Heyden
          Mr. von der Heyden, age 70, was Vice Chairman of the Board of Directors of PepsiCo, Inc. from September 1996 to January 2001. He is also a member of the board of directors of the New York Stock Exchange Group and Dreamworks Animation SKG, Inc. Mr. von der Heyden has been a director since February 1992.
Craig E. Weatherup
          Mr. Weatherup, age 61, was Chairman and Chief Executive Officer of The Pepsi Bottling Group, Inc. from November 1998 until January 2003. Mr. Weatherup is also a member of the board of directors of Starbucks Corporation. Mr. Weatherup has been a director since August 1996.
Continuing Directors – Terms Expire at the 2008 Annual Meeting
Meyer Feldberg
          Professor Feldberg, age 65, has been Dean Emeritus and Sanford Bernstein Professor of Leadership and Ethics at Columbia Business School at Columbia University since June 2004. Prior to that time, he served as the Dean of the Columbia Business School at Columbia University from 1989 to June 2004. He is currently on leave of absence from Columbia University and is serving as a Senior Advisor at Morgan Stanley. He is also a member of the boards of directors of Revlon, Inc., Primedia, Inc., UBS Global Asset Management and SAPPI Limited. Professor Feldberg has been a director since May 1992.
Terry J. Lundgren
          Mr. Lundgren, age 55, has been Chairman of Federated since January 15, 2004 and President and Chief Executive Officer of Federated since February 26, 2003. Prior to that time, he served as the President/Chief Operating Officer and Chief Merchandising Officer of Federated since April 15, 2002. From May 1997 until April 15, 2002, he was President and Chief Merchandising Officer of Federated. Mr. Lundgren has been a director since May 1997.
Marna C. Whittington
          Dr. Whittington, age 59, has been President of Nicholas Applegate Capital Management since 2001 and Chief Operating Officer of Allianz Global Investors, the parent of Nicholas Applegate Capital Management, since 2002. Dr. Whittington is also a member of the board of directors of Rohm & Haas Company. Dr. Whittington has been a director since June 1993.
Further Information Concerning the Board of Directors
          Attendance at Meetings
          The Board held eight meetings during the fiscal year ended February 3, 2007, referred to as fiscal 2006. During fiscal 2006, no director attended fewer than 75%, in the aggregate, of the total number of meetings of the Board and Board Committees on which such director served.

          Director Attendance at Annual Meetings
          As a matter of policy, Federated expects its directors to make reasonable efforts to attend Federated’s annual meetings of stockholders. Nine of Federated’s directors attended its most recent annual meeting of stockholders.
          Communications with the Board
          You may communicate with the full Board, the Audit Committee, the Non-Employee Directors, or any individual director by communicating through Federated’s Internet website at www.fds.com/ir/corpgov or by mailing such communications to 7 West Seventh Street, Cincinnati, Ohio 45202, Attn: General Counsel. Such communications should indicate to whom they are addressed. We will refer any communications we receive that relate to accounting, internal accounting controls or auditing matters to members of the Audit Committee unless the communication is otherwise addressed. You may communicate anonymously and/or confidentially if you desire. Federated’s Office of the General Counsel will collect all communications and forward them to the appropriate director(s).
          Director Independence
          Federated’s Corporate Governance Principles require that a majority of the Board consist of directors who the Board has determined do not have any material relationship with Federated and are independent. The Board has adopted standards for director independence to assist the Board in determining if a director is independent. These standards are disclosed on Federated’s website at www.fds.com/ir/corpgov.
          The Board has determined that each Non-Employee Director qualifies as independent under New York Stock Exchange (“NYSE”) rules and satisfies Federated’s standards for director independence. To assist the Board in making that determination, the NCG Committee reviewed, among other things, each director’s employment status and other board commitments and, where applicable, each director’s (and his or her immediate family members’) affiliation with consultants, service providers or suppliers of the company.
          During fiscal 2006, the NCG Committee specifically reviewed whether Mr. Neubauer’s service on the board of directors of Verizon Communications, Inc. impacted his independence since Federated purchases telecommunications network management services from Verizon. The committee focused on two of the independence standards:
•	whether the director or an immediate family member is affiliated with or employed in a professional capacity including as an executive officer, partner or principal, by any corporation or other entity that is or was a paid advisor, consultant or provider of professional services to, or a substantial supplier of, Federated; and

•	whether the director is an employee or executive officer, or any immediate family member is an executive officer, of a company that makes payments to, or receives payments from, Federated for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or two percent of the other company’s consolidated gross revenues.
The NCG Committee determined that Mr. Neubauer’s service on the Verizon board did not result in a failure to meet either standard because serving as a director of Verizon does not make him affiliated with Verizon in a “professional capacity” and he is not an employee or executive officer of Verizon. The committee then recommended that the Board determine that Mr. Neubauer qualified as independent.
          Non-Employee Directors’ Meetings
          The Non-Employee Directors meet in executive session without management either before or after all regularly scheduled Board meetings. The chairpersons of the Board Committees preside at such sessions by rotation. Non-Employee Directors who are not independent under the NYSE listing standards may participate in these executive sessions, but the Board would then hold at least one executive session each year exclusively for Non-Employee Directors who are independent under the NYSE listing standards.

          Committees of the Board
          The following standing committees of the Board were in existence throughout fiscal 2006: the Audit Committee, the Compensation and Management Development Committee, referred to as the CMD Committee, the Finance Committee and the NCG Committee. The table below provides the current members of each Board committee and meeting information for fiscal 2006:

Name	Audit		CMD		Finance		NCG
Meyer Feldberg			X	**			X
Sara Levinson			X				X
Terry J. Lundgren
Joseph Neubauer	X	**	X				X	**
Joseph A. Pichler			X				X	*
Joyce M. Roché	X						X
William P. Stiritz	X				X
Karl M. von der Heyden			X		X	*
Craig E. Weatherup			X	*			X
Marna C. Whittington	X	*			X	**
2006 Meetings	5		8		8		5

*	Chair

**	Vice Chair
          Audit Committee. The Audit Committee was established in accordance with the applicable requirements of the Securities Exchange Act of 1934and the NYSE. Its charter is disclosed on Federated’s website at www.fds.com/ir/corpgov. As required by the Audit Committee charter, the Board has determined that all members of the Audit Committee are independent under Federated’s standards for director independence and that Dr. Whittington qualifies as a “financial expert” because of her business experience, understanding of generally accepted accounting principals and financial statements, and educational background. In addition, the Board has determined that other members of the Audit Committee also qualify as “financial experts.”
          The responsibilities of the Audit Committee include:
•	reviewing the professional services provided by Federated’s independent registered public accounting firm and the independence of such firm;

•	reviewing the scope of the audit by Federated’s independent registered public accounting firm;

•	reviewing any proposed non-audit services by Federated’s independent registered public accounting firm to determine if the provision of such services is compatible with the maintenance of their independence, and approval of same;

•	reviewing Federated’s annual financial statements, systems of internal accounting controls, material legal developments relating thereto, and legal compliance policies and procedures;

•	reviewing matters with respect to the legal, accounting, auditing and financial reporting practices and procedures of Federated as it may find appropriate or as may be brought to its attention, including Federated’s compliance with applicable laws and regulations;

•	reviewing with members of Federated’s internal audit staff the internal audit department’s staffing, responsibilities and performance, including its audit plans, audit results and actions taken with respect to those results; and

•	establishing procedures for the Audit Committee to receive, review and respond to complaints regarding accounting, internal accounting controls, and auditing matters, as well as confidential, anonymous submissions by employees of concerns related to questionable accounting or auditing matters.
See “Report of the Audit Committee” for further information regarding the Audit Committee’s review.

          Compensation and Management Development Committee. The charter for the CMD Committee is disclosed on Federated’s website at www.fds.com/ir/corpgov. As required by the CMD Committee charter, all current members of the CMD Committee are independent under Federated’s standards for director independence.
          The responsibilities of the CMD Committee include:
•	reviewing the salaries of the chief executive officer and other executive officers of Federated and making recommendations to all of the independent directors related thereto;

•	administering the bonus, incentive and stock option plans of Federated, including (i) establishing any annual or long-term performance goals and objectives and maximum annual or long-term incentive awards for the chief executive officer and the other executives, (ii) determining whether and the extent to which annual and/or long-term performance goals and objectives have been achieved, and (iii) determining related annual and/or long-term incentive awards for the chief executive officer and the other executives;

•	reviewing and approving the benefits of the chief executive officer and the other executive officers of Federated;

•	reviewing and approving any proposed employment agreement with, and any proposed severance, termination or retention plans, agreements or payments applicable to, any executive officer of Federated;

•	advising and consulting with Federated’s management regarding pension, benefit and compensation plans, policies and practices of Federated;

•	establishing chief executive officer and key executive succession plans, including plans in the event of an emergency, resignation or retirement; and

•	reviewing management development plans for key executives.
See “Report of the Compensation Committee” for further information regarding the CMD Committee’s review.
          Finance Committee. The charter for the Finance Committee is disclosed on Federated’s website at www.fds.com/ir/corpgov. As required by the Finance Committee charter, a majority of the members of the Finance Committee are independent under Federated’s standards for director independence.
          The responsibilities of the Finance Committee include:
•	reviewing capital projects and other financial commitments and approving such projects and commitments above $15 million and below $25 million, reviewing and tracking the actual progress of approved capital projects against planned projections and reporting to the Board on all such projects and commitments of $25 million and above;

•	reporting to the Board on potential transactions affecting Federated’s capital structure, such as financings, refinancings and the issuance, redemption or repurchase of Federated’s debt or equity securities;

•	reporting to the Board on potential changes in Federated’s financial policy or structure which could have a material financial impact on Federated;

•	reviewing the financial considerations relating to acquisitions and dispositions of businesses and operations involving projected costs or income above $15 million and below $25 million and approving all such transactions, and reporting to the Board on all such transactions involving projected costs or income of $25 million and above; and

•	reviewing the management and performance of the assets of Federated’s retirement plans.

          Nominating and Corporate Governance Committee. The charter for the NCG Committee is disclosed on Federated’s website at www.fds.com/ir/corpgov. As required by the NCG Committee charter, all current members of the NCG Committee are independent under Federated’s standards for director independence.
          The responsibilities of the NCG Committee include:
•	identifying and screening candidates for future Board membership;

•	proposing candidates to the Board to fill vacancies as they occur, and proposing nominees to the Board for election by the stockholders at annual meetings;

•	reviewing Federated’s Corporate Governance Principles and recommending to the Board any modifications that the NCG Committee deems appropriate;

•	overseeing the evaluation of and reporting to the Board on the performance and effectiveness of the Board and its committees and other issues of corporate governance, and recommending to the Board any changes concerning the composition, size, structure and activities of the Board and the committees of the Board as the NCG Committee deems appropriate based on its evaluations;

•	reviewing and reporting to the Board with respect to director compensation and benefits and make recommendations to the Board as the NCG Committee deems appropriate; and

•	considering possible conflicts of interest of Board members and management and making recommendations to prevent, minimize, or eliminate such conflicts of interest.
          The NCG Committee reviews the director compensation program periodically. To help it perform its responsibilities, the NCG Committee makes use of company resources, including members of senior management in Federated’s human resources and legal departments. In addition, the NCG Committee engages the services of Mercer Human Resources Consulting as an independent outside compensation consultant to assist the NCG Committee in assessing the competitiveness and overall appropriateness of Federated’s director compensation program.
          Identification and Selection of Nominees for the Board
          Federated’s By-laws provide that director nominations may be made by or at the direction of the Board. The NCG Committee is charged with identifying individuals qualified to become Board members and recommending such individuals to the Board for its consideration. The NCG Committee is authorized, among other means of identifying potential candidates, to employ third-party search firms. In evaluating potential candidates, the NCG Committee considers, among other things, the following:
•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	knowledge of the communities in which Federated does business and Federated’s industry or other industries relevant to Federated’s business;

•	relevant experience and background that would benefit Federated;

•	ability and willingness to commit adequate time to Board and committee matters;

•	the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of Federated; and

•	diversity of viewpoints, background, experience and demographics.
          The NCG Committee also takes into consideration whether particular individuals satisfy the independence criteria set forth in the NYSE listing standards and Federated’s standards for director independence, together with any special criteria applicable to service on various standing committees of the Board. The full Board (a) considers candidates that the NCG Committee recommends,

(b) considers the optimum size of the Board, (c) determines how to address any vacancies on the Board, and (d) determines the composition of all Board committees.
          The NCG Committee will consider candidates for nomination recommended by stockholders of Federated and will evaluate such candidates using the same criteria discussed above that it uses to evaluate director candidates identified by the NCG Committee. Stockholders who wish to recommend a candidate for a director nomination should write to the Nominating and Corporate Governance Committee, c/o Dennis J. Broderick, Secretary, Federated Department Stores, Inc., 7 West Seventh Street, Cincinnati, Ohio 45202. The recommendation should include the full name and address of the proposed candidate, a description of the proposed candidate’s qualifications and other relevant biographical information.
          Director Nominations by Stockholders
          Federated’s By-Laws also provide that director nominations may be made by the company’s stockholders. The By-Laws require that stockholders intending to nominate candidates for election as directors deliver written notice thereof to the Secretary of Federated not less than 60 days prior to the meeting of stockholders. However, in the event that the date of the meeting is not publicly announced by Federated by inclusion in a report filed with the SEC or furnished to stockholders, or by mail, press release or otherwise more than 75 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of Federated not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was so communicated. The By-Laws further require, among other things:
•	that the notice by the stockholder set forth certain information concerning such stockholder and the stockholder’s nominees, including their names and addresses;

•	a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	the class and number of shares of Federated’s stock owned or beneficially owned by such stockholder;

•	a description of all arrangements or understandings between the stockholder and each nominee;

•	such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder; and

•	the consent of each nominee to serve as a director of Federated if so elected.
The chairman of the Board may refuse to acknowledge the nomination of any person not made in compliance with these requirements. Similar procedures prescribed by the By-Laws are applicable to stockholders desiring to bring any other business before an annual meeting of the stockholders. See “Submission of Future Stockholders Proposals.”
Corporate Governance Principles and Code of Business Conduct and Ethics
          The Corporate Governance Principles and the Code of Business Conduct and Ethics approved by the Board for adoption by Federated are disclosed on Federated’s website at www.fds.com/ir/corpgov.
          Director Compensation [To be included in the Definitive Proxy Statement]
          Director Stock Ownership Guidelines
          In fiscal year 2005, the NCG Committee recommended, and the Board adopted, stock ownership guidelines for Non-Employee Directors. Under these guidelines, Non-Employee Directors are required to accumulate over time shares of Federated common stock equal in value to at least five times the annual Board retainer. Currently, the annual Board retainer is $60,000, so the guideline currently is $300,000 worth of Federated common stock. Shares counted toward this requirement include:
•	any shares beneficially owned by the director;

•	restricted stock before the restrictions have lapsed; and

•	stock credits or other stock units credited to a director’s account.
Federated common stock subject to unvested or unexercised stock options granted to Non-Employee Directors does not count toward the ownership requirement. Non-Employee Directors must comply with these guidelines by December 9, 2010 or within five years from the date the director’s Board service commenced, whichever is later. As of the end of the last fiscal year, all Non-Employee Directors that have served as Directors for five or more years owned sufficient shares to satisfy the ownership guidelines.
          Matching Gift Program [To be included in the Definitive Proxy Statement]
ITEM 2. APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          The Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit the books, records and accounts of Federated for the fiscal year ending February 2, 2008. The Audit Committee’s appointment is subject to ratification by Federated’s stockholders. KPMG LLP and its predecessors have served as the independent registered public accounting firm for Federated since 1988, and the Board considers them well qualified. Representatives of KPMG LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.
Fees Paid to Independent Registered Public Accounting Firm
          The table below summarizes the fees paid to KPMG LLP during fiscal 2006 and fiscal year 2005:

		Audit-Related Fees		All Other Fees
Year	Audit Fees ($)	($)	Tax Fees ($)	($)	Total ($)

2006	[ ]	[ ]	[ ]	[ ]	[ ]
2005	6,700,000	3,842,700	163,665	0	10,706,365
          Audit fees represent fees for professional services rendered for the audit of Federated’s annual financial statements, the audit of Federated’s internal controls over financial reporting and the reviews of the interim financial statements included in Federated’s Forms 10-Q.
          Audit-related fees represent professional services principally related to the audits of financial statements of employee benefit plans, audits of financial statements of certain subsidiaries and certain agreed upon procedures reports.
          Tax fees represent professional services related to tax compliance and consulting services, provided, however, that such tax consulting services did not involve the provision of advice regarding tax strategy or planning.
          All other fees represent professional services other than those covered above.
          The Audit Committee has adopted policies and procedures for the pre-approval of all permitted non-audit services provided by Federated’s independent registered public accounting firm. A description of such policies and procedures is attached as Appendix A to this proxy statement and incorporated herein by reference.
          The Board recommends that you vote FOR such ratification, and your proxy will be so voted unless you specify otherwise.

ITEM 3. AMENDMENT TO CERTIFICATE OF INCORPORATION TO CHANGE CORPORATE NAME
          The Board of Directors has adopted resolutions approving, declaring advisable and recommending that the company’s stockholders approve an amendment to Federated’s Second Restated Certificate of Incorporation to change its corporate name from “Federated Department Stores, Inc.” to “Macy’s Group, Inc.” If approved, the change in corporate name will become effective on June 1, 2007 upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware. The company currently plans to file the certificate of amendment as soon as reasonably practicable after receiving approval of the amendment from its stockholders.
          If this proposal is approved, Article First of the certificate of incorporation will be amended to read in its entirety as follows:
          “The name of the corporation is Macy’s Group, Inc. (the “Company”).”
Purpose and Rationale for the Proposed Amendment
          The Board is recommending the approval of the company name change to reflect the transformation that the company has experienced in recent years. Effective February 1, 2006, Federated realigned its store operations into eight retail operating divisions – seven Macy’s and one Bloomingdale’s. At the same time, it began to market and advertise the Macy’s retail operations on a nationwide basis as a nationwide department store. The Board believes that changing the company’s name to reflect one of its primary trade names will further promote the national awareness of the company in the minds of consumers, vendors, stockholders and the investment community.
Effect of the Proposed Amendment
          If approved by stockholders, the change in corporate name will not affect the validity or transferability of any existing stock certificates that bear the name “Federated Department Stores, Inc.” If the proposed name change is approved, shareholders with certificated shares should continue to hold their existing stock certificates. The rights of stockholders holding certificated shares under existing stock certificates and the number of shares represented by those certificates will remain unchanged. Direct registration accounts and any new stock certificates that are issued after the name change becomes effective will bear the name “Macy’s Group, Inc.”
          Currently Federated’s stock is quoted on the New York Stock Exchange under the symbol “FD.” If the proposed name change is approved, the stock will trade under the symbol “MG.” A new CUSIP number will also be assigned to the common stock following the name change.
          If the proposal to change the corporate name is not approved, the proposed amendment to Federated’s certificate of incorporation will not be made and its corporate name will remain unchanged.
Required Approvals
          The affirmative vote of the holders of a majority of the total number of shares of common stock outstanding as of the record date will be required to approve this proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.
          The Board recommends that you vote FOR the amendment to the certificate of incorporation, and your proxy will be so voted unless you specify otherwise.

ITEM 4. APPROVAL OF THE 1992 INCENTIVE BONUS PLAN, AS AMENDED
          The 1992 Incentive Bonus Plan, referred to as the 1992 Bonus Plan, was approved by Federated’s stockholders at the 1997 and 2002 annual meetings. In order to preserve the deductibility of compensation awarded under the plan, Federated again is seeking approval of the 1992 Bonus Plan at this year’s annual meeting. The purpose of the 1992 Bonus Plan is to promote the attainment of Federated’s performance goals by providing incentive compensation for certain key executives of Federated and its subsidiaries.
          Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1.0 million accrued with respect to the chief executive officer and the four most highly compensated executive officers in addition to the chief executive officer employed by Federated at the end of the applicable year. Performance-based compensation will not be subject to the deduction limit if certain requirements are met. In the case of the 1992 Bonus Plan, one such requirement is that Federated’s stockholders approve the plan at least once every five (5) years.
          The Board has amended the 1992 Bonus Plan, subject to stockholder approval at the 2007 annual meeting, as follows:
•	to provide that the only form of payment under the 1992 Bonus Plan will be cash;

•	to permit the 1992 Bonus Plan to use the same “performance measures” that the stockholders approved last year under Federated’s equity incentive plans;

•	to add a definition of “change in control”; and

•	to update the administrative provisions of the 1992 Bonus Plan.
          The CMD Committee administers the 1992 Bonus Plan; however, the Board has retained the power to amend or terminate this plan. Each member of the CMD Committee is independent under Federated’s standards for director independence and NYSE rules. The CMD Committee may delegate its authority to executive employees of Federated from time to time, and may revoke any such delegation from time to time (references to the CMD Committee throughout this discussion also include any executive employee to whom the CMD Committee has delegated authority).
          Executives of Federated or its subsidiaries (including store principals, general merchandise managers, store managers, vice presidents and other elected officers) may participate in the 1992 Bonus Plan if the CMD Committee designates them as a Participant for one or more performance periods. The 1992 Bonus Plan provides for both annual incentive awards and long-term incentive awards. Annual incentive awards are based upon the achievement of specified performance goals for the applicable fiscal year. Long-term incentive awards are based on the achievement of specified performance goals over a specified period, not to exceed five consecutive fiscal years. However, the CMD Committee stopped granting new long-term incentive awards under the 1992 Bonus Plan in 2002. The CMD Committee has no current plans to make long-term incentive awards, but believes it is in the best interests of Federated to have the flexibility to make long-term incentive awards under the 1992 Bonus Plan in the future. As of the date of this proxy statement, approximately 1,900 executive and management participants in the 1992 Bonus Plan are eligible for annual incentive awards, and no participants in the 1992 Bonus Plan have outstanding long-term incentive awards.
          Before or shortly after the beginning of each performance period, the CMD Committee approves the applicable performance goals for the performance period for Federated and each other covered business unit and, in certain cases, for individual participants. The performance goals are based upon Federated’s business plan for the performance period. In the case of a participant who is, or is determined to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code, the performance goals will be based solely upon one or more of the following measures of performance:
•	total sales;

•	comparable store sales;

•	gross margin;

•	operating or other expenses;

•	earnings before interest and taxes (“EBIT”);

•	earnings before interest, taxes, depreciation and amortization;

•	net income;

•	earnings per share (either basic or diluted);

•	cash flow;

•	return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity, including return on net assets, return on sales, return on equity and return on invested capital);

•	stock price appreciation;

•	operating income;

•	net cash provided by operations;

•	total stockholder return; and

•	customer satisfaction.
          The performance goals may be expressed with respect to Federated or with respect to one or more of its business units and may be expressed in terms of absolute levels or percentages or ratios expressing relationships between two or more of the foregoing measures of performance (e.g., EBIT as a percentage of total sales), period-to-period changes, performance relative to business plans or budgets, or performance relative to one or more other companies or one or more indices. For participants who are not “covered employees,” the performance goals may also include individual performance ratings or other performance measures, as determined by the CMD Committee.
          Each business unit’s actual performance during a particular performance period is measured against the applicable performance goals. If the business unit’s performance for the performance period:
(i)	is below the threshold performance goal, no annual or long-term incentive awards are paid to participants;

(ii)	is equal to the threshold performance goal, the threshold levels of annual and long-term incentive awards, as applicable, are paid to participants;

(iii)	is equal to the target performance goal, the target levels of annual and long-term incentive awards, as applicable, are paid to participants;

(iv)	is equal to or greater than the maximum performance goal, the maximum level of annual and long-term incentive awards, as applicable, are paid to participants; and

(v)	is in between any two of the performance goal levels described in the immediately preceding clauses (ii), (iii) and (iv), the levels of the annual and long-term incentive awards, as applicable, paid to participants are determined through interpolation.
If a performance goal has no threshold level of performance, target performance must be achieved in order for any annual incentive award to be paid to participants. If a performance goal has no maximum level of performance and performance exceeds the target level of performance, the annual incentive will be calculated at a rate established by the CMD Committee for above target performance. No annual incentive award paid to any participant may exceed $7.0 million, and no long-term incentive award paid to any participant for any long-term performance period may exceed $3.0 million.
          The 1992 Bonus Plan provides that all annual and long-term incentive awards will be paid to participants:
(i)	in cash;

(ii)	in a lump sum and/or in deferred payments; and

(iii)	on the date(s) and other terms, including any premium in respect of any deferred payments, in each case as determined by the CMD Committee at the time that performance goals are established for a particular performance period.
          In connection with a change in control, the CMD Committee will take all actions that it deems necessary or appropriate to treat participants equitably, including the modification or waiver of applicable performance formulas, performance goals, performance measures, performance periods or awards, and including potentially establishing or funding a trust or other arrangement intended to secure the payment of awards. Under the 1992 Bonus Plan, a “change in control” occurs if:
•	Federated is merged, consolidated or reorganized into or with another corporation and, as a result of or immediately following such merger, consolidation or reorganization, less than a majority of the voting power of the other corporation immediately after the transaction is held in the aggregate by the holders of the voting stock of Federated immediately prior to the transaction; or

•	Federated sells or otherwise transfers all or substantially all of its assets to another corporation and, as a result of or immediately following such sale or transfer, less than a majority of the voting power of the then-outstanding securities of the other corporation immediately after such sale or transfer is held in the aggregate by the holders of voting stock of Federated immediately before the transaction; or

•	a person discloses that the person has become the beneficial owner of securities representing 30% or more of the combined voting power of Federated; or

•	if, in any two-year period, individuals who, at the beginning of the period, constitute the directors of Federated cease for any reason to constitute at least a majority of the board.
A change in control will not occur under the third bullet point above if Federated, an entity controlled by Federated or an employee benefit plan of Federated or any entity controlled by Federated discloses that it beneficially owns securities, whether more than 30% or otherwise.
          The foregoing discussion of the material provisions of the 1992 Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the plan, which is attached as Appendix B to this proxy statement and incorporated herein by reference. The 1992 Bonus Plan is subject to amendment from time to time by the Board.
          The following table sets forth certain information regarding the annual bonus opportunities available under the 1992 Bonus Plan with respect to fiscal 2006. No determination has been made with respect to awards that may be granted under the 1992 Bonus Plan for fiscal 2007. For fiscal 2006, the performance components were EBIT, sales, and cash flow dollars.
NEW PLAN BENEFITS
1992 Incentive Bonus Plan

Name	Threshold ($)	Target ($)	Maximum ($) (1)
T. Lundgren	420,000	2,100,000	4,200,000
K. Hoguet	112,500	562,500	1,125,000
T. Cody	120,000	600,000	1,200,000
T. Cole	135,000	675,000	1,350,000
J. Grove	135,000	675,000	1,350,000
S. Kronick	157,500	787,500	1,575,000
R. Tysoe	124,500	622,500	1,245,000
All executive officers as a group (8 persons) (2)	1,175,400	5,860,000	11,720,000
All non-executive officers (approximately 1,892 persons)	18,454,900	75,654,400	151,308,800

(1)	If corporate EBIT performance exceeds plan by more than a predetermined amount, the executives may receive a bonus in excess of the “maximum” amount reflected in the table. In no event, however, will an award exceed the $7 million plan maximum for annual bonus awards.

(2)	Upon his retirement, Mr. Tysoe ceased to be an executive officer of the company. He is included with the “All non-executive officers.”
          Under present federal income tax law, a participant in the 1992 Bonus Plan will be taxed at ordinary income rates on the amount of any award received pursuant to the 1992 Bonus Plan. Generally and subject to the provisions of Section 162(m), Federated will receive a federal income tax deduction corresponding to the amount of income recognized by a 1992 Bonus Plan participant.
          If the holders of a majority of the shares of common stock that are actually voted on the matter at the annual meeting vote for the approval of the 1992 Bonus Plan, the 1992 Bonus Plan will be deemed to have been approved by Federated’s stockholders. If such approval by Federated’s stockholders is not obtained at the annual meeting, Federated will not receive a federal income tax deduction for any annual incentive awards payable to the executives subject to Section 162(m) of the Internal Revenue Code for any performance period commencing after February 3, 2007.
          The Board recommends that you vote FOR the approval of the 1992 Bonus Plan, as amended, and your proxy will be so voted unless you specify otherwise.

ITEM 5. APPROVAL OF THE ISSUANCE OF COMMON STOCK UNDER THE
DIRECTOR DEFERRED COMPENSATION PLAN
          On February 23, 2007, upon recommendation of the NCG Committee, the Board approved and adopted the Director Deferred Compensation Plan (the “Director Plan”), subject to stockholder approval. In order for some elements of compensation that must be deferred under the Director Plan to be paid out in the form of Federated common stock, the NYSE requires that the issuance of Federated common stock with respect to Mandatory Stock Compensation (as defined below) be approved by stockholders. If stockholders approve the issuance of Federated common stock with respect to Mandatory Stock Compensation under the Director Plan, the effective date of the Director Plan is May 18, 2007, and it will cover compensation amounts earned after the date of the annual meeting. The Director Plan aligns the interests of non-employee directors with the interests of other Federated stockholders by offering long-term stock incentives in addition to current cash compensation.
          The following is a summary of the principal provisions of the Director Plan, a copy of which is set forth as Appendix C to this proxy statement.
Summary of the Director Plan
          Shares Subject to the Director Plan. The maximum number of shares of Federated common stock that may be credited to accounts and issued as Mandatory Stock Compensation pursuant to the Director Plan will be 250,000 shares, subject to adjustment in accordance with the Director Plan.
          Participants. Each member of the Board who is not a full-time employee of Federated or any subsidiary of Federated (“Non-Employee Director”) is a participant in the Director Plan. As of January 1, 2007, Federated had nine Non-Employee Directors eligible to participate in the Director Plan.
          Administration. The Board shall administer the Director Plan. The Board may delegate the administration of the Director Plan to the NCG Committee.
          Mandatory Stock Compensation. The Director Plan requires that 50% of the annual base retainer fee (including the fee payable to a committee chair) and 50% of the fees payable to Non-Employee Directors for attending Board and committee meetings (“Mandatory Stock Compensation”) be paid in credits representing the right to receive shares of common stock (“Mandatory Stock Credits”). The Mandatory Stock Compensation is subject to a three-year deferral period. Each month, a Non-Employee Director is credited with Mandatory Stock Credits equal to the number of shares of Federated common stock that could be purchased with the amount of Mandatory Stock Compensation payable to the Non-Employee Director for the month in accordance with the Director Plan. Mandatory Stock Credits are credited monthly to a bookkeeping account in the name of the Non-Employee Director. The dollar amount of any Mandatory Stock Compensation that is not credited as Mandatory Stock Credits (because the amount is less than the value of a share of common stock) is also credited to the account.
          A Non-Employee Director’s account is credited on the last day of each calendar quarter with a number of additional stock credits equal to the amount of dividends paid by Federated during the calendar quarter in cash or property on the number of shares of common stock equivalent to the number of Mandatory Stock Credits in the Non-Employee Director’s account from time to time during such quarter (combined with other amounts of Mandatory Stock Compensation credited to the Non-Employee Director’s account other than as Mandatory Stock Credits) divided by the closing price of one share of common stock on the last trading day of such quarter. For purposes of the Director Plan, the stock credits described in the preceding sentence are treated as additional Mandatory Stock Credits. At the end of each calendar quarter, a number of shares of common stock equal to the amount of Mandatory Stock Credits credited to the Non-Employee Director’s account for the calendar quarter are credited to a rabbi trust.
          Distributions will be made three years after the end of the calendar quarter in which Mandatory Stock Credits are credited to a Non-Employee Director's account. Alternatively, the Non-Employee Director may elect to further defer distribution of the Mandatory Stock Compensation under the elective deferred compensation feature of the Director Plan until the Director’s service on the Board ends, at which time the Mandatory Stock Compensation will be distributed in shares of common stock in accordance with the distribution schedule elected by the Non-Employee Director. Distributions of shares of Federated common stock may be made directly from the trust.
          Elective Compensation. The 50% of fees payable to Non-Employee Directors that is not Mandatory Stock Compensation (“Elective Compensation”) is paid currently in cash or, at the election of the Non-Employee Director, may be deferred until the Non-Employee Director’s service on the Board ends.

          If the Non-Employee Director elects to defer the Elective Compensation, the Elective Compensation may be deferred in the form of cash or in the form of common stock. Elective Compensation that is deferred in the form of cash is credited to the Non-Employee Director’s bookkeeping account at the end of each month. All amounts credited to the account as cash will accrue interest in accordance with the terms of the Director Plan. The amounts in the account will be distributed in cash in annual installments commencing on or about the first Tuesday following the end of the calendar quarter in which the Director’s service on the Board ends pursuant to the distribution schedule elected by the Non-Employee Director.
          Elective Compensation that is deferred in the form of common stock is credited to the Non-Employee Director’s account as stock credits (“Elective Stock Credits”) at the end of each month. Each month, a Non-Employee Director is credited with Elective Stock Credits equal to the number of shares of Federated common stock that could be purchased with the amount of Elective Compensation payable for the month to the Non-Employee Director that is deferred in the form of common stock. Such dollar amounts that are not credited as Elective Stock Credits (because the amount is less than the value of a share of common stock) are also credited to the Non-Employee Director’s account. A Non-Employee Director’s account is credited on the last day of each calendar quarter with a number of additional stock credits equal to the amount of dividends paid by Federated in cash or property during the calendar quarter on the number of shares of common stock equivalent to the number of Elective Stock Credits in the Non-Employee Director’s account from time to time during such quarter (combined with other amounts of Elective Compensation that are deferred in the form of common stock and credited to the Non-Employee Director’s account other than as Elective Stock Credits) divided by the closing price of one share of common stock on the last trading day of such quarter. For purposes of the Director Plan, the stock credits described in the preceding sentence are treated as additional Elective Stock Credits. At the end of each calendar quarter, a number of shares of common stock equal to the number of Elective Stock Credits credited to a Non-Employee Director’s account for the calendar quarter are credited to the trust. Elective Compensation that is deferred in the form of common stock will be distributed in shares of common stock in accordance with the distribution schedule elected by the Non-Employee Director. Distributions of shares of Federated common stock may be made directly from the trust.
          Adjustments. In the event there is any change in the outstanding shares of Federated common stock as a result of (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, Mandatory Stock Credits, Elective Stock Credits and the number of shares of common stock available for issuance under the Director Plan shall be adjusted accordingly.
          Amendment and Termination. The Board may at any time amend or terminate the Director Plan to the extent permitted by law. However, no such action may adversely affect a Director’s rights with respect to any fees already earned but not yet paid in cash, Mandatory Stock Credits, Elective Stock Credits or common stock without the Non-Employee Director’s written consent.
          Compliance with Section 409A of the Internal Revenue Code. To the extent applicable, it is intended that the Director Plan comply with the provisions of Section 409A of the Internal Revenue Code. The Director Plan shall be administered in a manner consistent with this intent. Any amendments made to comply with Section 409A of the Internal Revenue Code may be retroactive to the extent permitted by Section 409A and may be made by Federated without the consent of the Non-Employee Directors. Any reference in this Director Plan to Section 409A will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
          Federal Income Tax Consequences. The following discussion summarizes the federal income tax consequences to participants in the Director Plan. This summary is not intended to be complete and does not describe state or local tax consequences.
Taxes Related to the Receipt of Stock Credits. The recipient of the Mandatory Stock Credits and Elective Stock Credits will generally be subject to tax at ordinary income rates on the fair market value of the common stock received in satisfaction of the Mandatory Stock Credits or Elective Stock Credits at the time of distribution. Federated will be entitled to a tax deduction equal to the amount of ordinary income recognized by the Non-Employee Director at that time.
Taxes Related to the Deferral of Cash. Cash received under the Director Plan will generally be subject to tax as ordinary income in the year received. Accordingly, if a Non-Employee Director elects to defer receipt of Elective Compensation to be paid in cash, he or she will not be taxed currently, but will be taxed in the future when the cash is actually received. The cash will be taxed as ordinary income and Federated will be entitled to a tax deduction equal to the amount of ordinary income recognized.

          If the holders of a majority of the shares of common stock that are actually voted on the matter at the annual meeting vote for the approval of issuance of common stock under the Director Plan, the issuance of common stock under the Director Plan will be deemed to have been approved by Federated’s stockholders. See footnote 1 to the 2006 NON-EMPLOYEE DIRECTOR SUMMARY COMPENSATION TABLE for a table showing the number of Mandatory Stock Credits credited to the Non-Employee Directors’ accounts in fiscal 2006 under the Director Plan.
          The Board recommends that you vote FOR the approval of the issuance of common stock under the Director Plan, and your proxy will be so voted unless you specify otherwise.
COMPENSATION DISCUSSION AND ANALYSIS
[To be included in the Definitive Proxy Statement]
COMPENSATION COMMITTEE REPORT
[To be included in the Definitive Proxy Statement]
COMPENSATION OF THE NAMED EXECUTIVES FOR 2006
[To be included in the Definitive Proxy Statement]
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Federated’s directors and executive officers, and certain persons who beneficially own more than 10% of the common stock outstanding, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Federated with copies of all Section 16(a) reports they file.
          To Federated’s knowledge, based solely on a review of the copies of reports furnished to Federated and written representations signed by all directors and executive officers that no other reports were required with respect to their beneficial ownership of common stock during fiscal 2006, all reports required by Section 16(a) of the Exchange Act to be filed by the directors and executive officers and all beneficial owners of more than 10% of the common stock outstanding to report transactions in securities were timely filed.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
          None
POLICY ON RELATED PERSON TRANSACTIONS
          Under its Code of Business Conduct and Ethics, Federated requires all employees, including its officers and Non-Employee Directors, to avoid situations that may impact their ability to carry out their duties in an independent and objective fashion, including by having a financial interest in suppliers. Any circumstances that may compromise their ability to perform independently must be disclosed to Federated’s general counsel, or in the case of the Named Executives and the Non-Employee Directors, must be disclosed to the chair of the NCG Committee. Under Item 404(a) of Regulation S-K, Federated is required to disclose transactions involving an executive officer or a director and the company or its subsidiaries in excess of $120,000. Based upon records available to the company, there were no such transactions in fiscal 2006.
REPORT OF THE AUDIT COMMITTEE
[To be included in the Definitive Proxy Statement]

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS
          Proposals for 2008 Annual Meeting. You may submit proposals on matters appropriate for stockholder action at Federated’s annual stockholders’ meetings in accordance with Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”). For such proposals to be included in Federated’s proxy materials relating to its 2008 annual meeting of stockholders, you must satisfy all applicable requirements of Rule 14a-8 and Federated must receive such proposals no later than December 13, 2007.
          Except in the case of proposals made in accordance with Rule 14a-8, the By-Laws require that stockholders intending to bring any business before an annual meeting of stockholders deliver written notice thereof to the Secretary of Federated not less than 60 days prior to the meeting. However, in the event that the date of the meeting is not publicly announced by Federated by inclusion in a report filed with the SEC or furnished to stockholders, or by mail, press release or otherwise at least 75 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of Federated not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was so communicated. The By-Laws further require, among other things, that the notice by the stockholder set forth a description of the business to be brought before the meeting and certain information concerning the stockholder proposing such business, including such stockholder’s name and address, the class and number of shares of Federated’s capital stock that are owned beneficially by such stockholder and any material interest of such stockholder in the business proposed to be brought before the meeting. The chairman of the meeting may refuse to permit to be brought before the meeting any stockholder proposal (other than a proposal made in accordance with Rule 14a-8) not made in compliance with these requirements. Similar procedures prescribed by the By-Laws are applicable to stockholders desiring to nominate candidates for election as directors. See “Further Information Concerning the Board of Directors — Director Nomination Procedures.”

OTHER MATTERS
          Evelyn Y. Davis, Editor, Highlights and Lowlights, submitted a proposal asking that the Board take the steps necessary to have stock certificates issued to stockholders who prefer to have paper stock certificates rather than book entry registration of their ownership of Federated common stock. Federated has implemented procedures with its stock transfer agent to have stock certificates issued to stockholders upon request and Mrs. Davis has withdrawn her proposal. The Board knows of no other business that will be presented for consideration at the annual meeting other than that described in this proxy statement. However, if any business shall properly come before the annual meeting, the persons named in the enclosed form of proxy or their substitutes will vote said proxy in respect of any such business in accordance with their best judgment pursuant to the discretionary authority conferred thereby.
          The cost of preparing, assembling and mailing the proxy material will be borne by Federated. Federated’s Annual Report for fiscal 2006, which is being mailed to the stockholders with this proxy statement, is not to be regarded as proxy soliciting material. Federated may solicit proxies otherwise than by the use of the mails, in that certain officers and regular employees of Federated, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. Federated will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing. In addition, Federated has engaged the firm of Georgeson, Inc., of New York City, to assist in the solicitation of proxies on behalf of the Board. Georgeson will solicit proxies with respect to common stock held by brokers, bank nominees, other institutional holders and certain individuals, and will perform related services. It is anticipated that the cost of the solicitation service to Federated will not substantially exceed $9,000.

By:
Dennis J. Broderick
Secretary

April [__], 2007
Please cast your vote by following the instructions on the enclosed proxy card. If you choose to cast your vote by completing the enclosed proxy card, please return it promptly in the enclosed addressed envelope, which requires no postage if mailed in the United States.

Appendix A
POLICY AND PROCEDURES FOR PRE-APPROVAL OF NON-AUDIT SERVICES BY OUTSIDE AUDITORS
I. Authority to Approve Non-Audit Services
          Except as noted below, the Audit Committee (the “Committee”) will approve in advance all permitted non-audit services1 (the “Permitted NAS”).
          A. The Committee may delegate to the Chair of the Committee the authority to pre-approve Permitted NAS; provided that any such pre-approval of Permitted NAS granted by any such delegee must be presented to the Committee at its meeting next following the approval.
          B. Pre-approval is not required for any Permitted NAS if:
               1. the aggregate amount of any such Permitted NAS constitutes no more than five percent (5%) of the total revenues paid by Federated to its auditors during the fiscal year in which the Permitted NAS are provided;
               2. the Permitted NAS were not recognized at the time of the auditor’s engagement to be a Permitted NAS (i.e., either a service indicated as an audit service at the time of the engagement evolves over the course of the engagement to become a non-audit service, or a non-audit service not contemplated at all at the time of the engagement is performed by the outside auditor after the engagement is approved); and
               3. the Permitted NAS are promptly brought to the attention of the Committee (or its delegee) by management and approved prior to the completion of the audit.
II. Disclosure of Permitted Non-Audit Services in Outside Auditor’s Engagement Letter
          A. The Committee is to receive an itemization in the outside auditor’s engagement letter of Permitted NAS that the outside auditors propose to deliver to Federated during the course of the year covered by the engagement and contemplated at the time of the engagement.
               1. In its submissions to management covering its proposed engagement the outside auditors are to include a statement that the delivery of Permitted NAS during the preceding fiscal year did not impair the independence of the outside auditors.
          B. Whether a Permitted NAS is set out in the auditor engagement letter or proposed by the outside auditors subsequent to the time the engagement letter is submitted, the Committee (or its delegee as described above) is to consider, with input from management, whether delivery of the Permitted NAS impairs independence of the outside auditors.
               1. The Committee is to evaluate, in making such consideration, the non-audit factors and other related principles (the “Qualifying Factors”) set out below.
•	Whether the service is being performed principally for the Audit Committee;

•	The effects of the service, if any, on audit effectiveness or on the quality and timeliness of Federated’s financial reporting process;

•	Whether the service would be performed by specialists (e.g., technology specialists) who ordinarily also provide recurring audit support;

[1]	The nine categories of prohibited non-audit services are: (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing; (vi) management functions or human resources; (vii) broker or dealer, investment adviser, or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

A-1

•	Whether the service would be performed by outside audit personnel and, if so, whether it will enhance their knowledge of Federated’s business and operations;

•	Whether the role of those performing the service (e.g., a role where neutrality, impartiality and auditor skepticism are likely to be subverted) would be inconsistent with the outside auditor’s role;

•	Whether the outside audit firm’s personnel would be assuming a management role or creating a mutuality of interest with Federated’s management;

•	Whether the outside auditors, in effect, would be auditing their own numbers;

•	Whether the project must be started and completed very quickly;

•	Whether the outside audit firm has unique expertise in the service;

•	Whether the service entails the outside auditor serving in an advocacy role for Federated; and

•	The size of the fee(s) for the non-audit service(s).
III. Annual Assessment of Policy
The Committee will determine on an annual basis whether to amend this policy.

A-2

Appendix B
FEDERATED DEPARTMENT STORES, INC.
1992 INCENTIVE BONUS PLAN
(As amended and restated as of February 3, 2007)
          Federated Department Stores, Inc., a Delaware corporation (the “Company”), hereby amends and restates this 1992 Incentive Bonus Plan (this “Bonus Plan”) effective, subject to the provisions of Section 15 as of February 3, 2007.
1.	Purpose. The purpose of this Bonus Plan is to promote the attainment of the Company’s performance goals by providing incentive compensation for certain designated key executives and employees of the Company and its Subsidiaries.

2.	Definitions. As used in this Bonus Plan, the following terms have the following meanings when used herein with initial capital letters:
a.	“Annual Incentive Award” means the incentive bonus earned by a Participant pursuant to Section 5.

b.	“Award” means an Annual Incentive Award or a Long-Term Incentive Award.

c.	“Board” means the Board of Directors of the Company.

d.	“Change in Control” means the occurrence of any of the following events:
i.	The Company is merged, consolidated, or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation, or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such transaction is held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors of the Company (the “Voting Stock”) immediately prior to such transaction;

ii.	The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal entity and, as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

iii.	There is a report filed on Schedule 13D or Schedule TO (or any successor schedule, form, or report or item therein), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 30% or more of the combined voting power of the Voting Stock of the Company;

iv.	If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (v) each director who is first elected, or first nominated for election by the Company’s stockholders, by a vote of at least two-thirds of the directors of the Company (or a committee thereof) then still in office who were directors of the Company at the beginning of any such period will be deemed to have been a director of the Company at the beginning of such period.
Notwithstanding the foregoing provisions of Section 2(d)(iii), unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” will not be deemed to have occurred for purposes of Section 2(d)(iii) solely because (1) the Company, (2) a Subsidiary, or (3) any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule TO, Form 8-K, or Schedule 14A (or any successor schedule, form, or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 30% or otherwise.

e.	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

f.	“Compensation Committee” means a committee appointed by the Board in accordance with the By-Laws of the Company consisting of at least three Non-Employee Directors. To the extent that the authority of the Compensation Committee has been delegated to exective employee pursuant to Section 12, the term “Compensation Committee” includes any person to whom such authority has been delegated.

g.	“Covered Employee” means a Participant who is, or is determined by the Compensation Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

h.	“Long-Term Incentive Award” means the incentive bonus, if any, earned by a Participant pursuant to Section 6.

i.	“Non-Employee Director” means a director of the Company who is not a full-time employee of the Company or any Subsidiary.

j.	“Operating Unit” means the Company as a whole and each other individual subsidiary, division, store, or other business unit of the Company in which individuals employed thereby or therein have been approved to participate in this Bonus Plan by the Compensation Committee.

k.	“Participant” means a person who is designated as a participant in this Bonus Plan pursuant to Section 3.

l.	“Performance Formula” means, for a Performance Period, one or more objective formulas established by the Compensation Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained with respect to one or more Performance Measures. Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

m.	“Performance Goal” means the level of performance, whether absolute or relative to a peer group or index, established by the Compensation Committee as the performance standard for a Performance Measure. Performance Goals may vary from Performance Period to Performance Period, and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

n.	“Performance Measure” means one or more of the following measures selected by the Compensation Committee to measure Operating Unit performance for a Performance Period:
i.	total sales;

ii.	comparable store sales;

iii.	gross margin;

iv.	operating or other expenses;

v.	earnings before interest and taxes (“EBIT”);

vi.	earnings before interest, taxes, depreciation and amortization;

vii.	net income;

viii.	earnings per share (either basic or diluted);

ix.	cash flow;

x.	return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity, including return on net assets, return on sales, return on equity and return on invested capital);

xi.	stock price appreciation;

xii.	operating income;

xiii.	net cash provided by operations;

xiv.	total shareowner return; and

xv.	customer satisfaction.

Such Performance Goals may be expressed with respect to the Company or one or more other Operating Units and may be expressed in terms of absolute levels or percentages or ratios expressing relationships between two or more of the foregoing measures of performance (e.g., EBIT as a percentage of total sales), period-to-period changes, relative to business plans or budgets, or relative to one or more other companies or one or more indices. For Participants who are not Covered Employees, Performance Measures may also include individual performance ratings or other performance measures, as determined by the Compensation Committee.

o.	“Performance Period” means, in the case of determining Annual Incentive Awards pursuant to Section 5, one fiscal year of the Company, and in the case of determining Long-Term Incentive Awards pursuant to Section 6, a period determined by the Compensation Committee not longer than five consecutive fiscal years of the Company. Any Performance Period will commence on the first day of each fiscal year of the Company.

p.	“Retirement” means a Participant’s voluntary termination of employment with the Company on or after attainment of age 65, or such other age as may from time to time be established as the normal retirement date under the Company’s principal retirement benefit plan in which the Participant is a participant, and before being informed by the Company that his or her employment will be terminated.

q.	“Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (or any successor rule substantially to the same effect), as in effect from time to time.

r.	“Subsidiary” has the meaning specified in Rule 405 promulgated under the Securities Act of 1933, as amended (or under any successor rule substantially to the same effect).
3.	Eligibility. Executives of the Company and its Subsidiaries (including without limitation a store principal, general merchandise manager, divisional merchandise manager, store manager, senior vice president or other vice president or elected officer of the Company or of an Operating Unit) may be eligible to participate in this Bonus Plan. The Compensation Committee may, in its sole discretion, designate any such executive as a Participant for one or more Performance Periods or portions thereof. Designation of an individual as a Participant for any Performance Period shall not require designation of such individual as a Participant in any other Performance Period, and designation of one individual as a Participant shall not require designation of any other individual as a Participant for such Performance Period or for any other Performance Period.

4.	Performance Goals.
a.	The Compensation Committee may
i.	approve, for each Performance Period, the applicable Performance Formula, Performance Measures and Performance Goals for the Company and for each other Operating Unit, as well as for individual Participants in this Bonus Plan and

ii.	adjust an Award, in its discretion,
(1)	upward or downward to prevent the enlargement or dilution of the Award because of extraordinary events or circumstances, as determined by the Compensation Committee, and

(2)	downward (for a Covered Employee) or upward or downward (for a Participant who is not a Covered Employee), in the sole and absolute discretion of the Compensation Committee;
provided, however, that, with respect to a Covered Employee, no such adjustment shall be made if the effect of such adjustment would be to cause the related compensation to fail to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code.
b.	No Award will be payable to any Covered Employee until the Compensation Committee certifies, in writing, that the requirements set forth in this Section 4 have been satisfied.

c.	As soon as practicable after they have approved the Performance Formula, Performance Measures and Performances Goals for the Company and each other Operating Unit, the Compensation Committee will

i.	notify each eligible employee who has been selected to participate in this Bonus Plan that he or she is a Participant under this Bonus Plan for such Performance Period, and

ii.	communicate in writing to each Participant the minimum, target and maximum Performance Goals applicable to such Participant for such Performance Period, and the corresponding minimum, target and maximum levels of Awards for performance by the Participant with respect to such Performance Goals.
5.	Annual Incentive Awards.
a.	Subject to Section 4, each executive designated as a Participant with respect to an Annual Performance Period may earn Annual Incentive Awards as hereinafter provided. Each Operating Unit’s actual performance during a particular Performance Period will be measured against the Performance Goals established therefor by the Compensation Committee, in accordance with Section 4. In addition to target levels of performance set out in the Performance Goals, the Performance Goals may also have threshold levels of performance and maximum levels of performance. In the event such Operating Unit’s performance for the Performance Period
i.	is below the minimum Performance Goal established therefor, no Annual Incentive Awards will be paid to Participants in respect thereof,

ii.	is equal to the minimum Performance Goal established therefor, the minimum level of Annual Incentive Awards will be paid to Participants in respect thereof,

iii.	is equal to the target Performance Goal established therefor, the target level of Annual Incentive Awards will be paid to Participants in respect thereof,

iv.	is equal to or greater than the maximum Performance Goal established therefor, the maximum level of Annual Incentive Awards will be paid to Participants in respect thereof, and

v.	is between any two of the Performance Goal levels described in the immediately preceding clauses (i), (ii), and (iii), the level of Annual Incentive Awards to be paid to Participants in respect thereof will be a level interpolated by the Compensation Committee , between the corresponding levels of Annual Incentive Awards paid in respect of such Performance Goal levels.
In the event of a Performance Goal with no threshold level of performance, target performance must be achieved in order for any Annual Incentive Award to be paid to Participants in respect thereof. In the event of a Performance Goal with no maximum level of performance and performance exceeds the target level of performance, subject to Section 5(c) hereof, Annual Incentive Awards to be paid to Participants in respect thereof will be calculated at a rate established (for Covered Employees, when the Performance Goal is initially approved; for other Participants, at any time) by the Compensation Committee, for above target performance.

b.	The Annual Incentive Award determined pursuant to Section 5(a) may be adjusted pursuant to Section 4(a)(ii).

c.	Notwithstanding any other provision of this Bonus Plan to the contrary, in no event will an Annual Incentive Award paid to any Participant for a fiscal year exceed $7.0 million.
6.	Long-Term Incentive Awards.
a.	Subject to Section 4, each executive designated as a Participant with respect to a Long-term Performance Period may earn Long-Term Incentive Awards as hereinafter provided. Each Operating Unit’s actual performance during a particular Performance Period will be measured against the Performance Goals established therefor by the Compensation Committee, in accordance with Section 4. In addition to target levels of performance set out in the Performance Goals, the Performance Goals may also have threshold levels of performance and maximum levels of performance. In the event such Operating Unit’s performance for such Performance Period
i.	is below the minimum Performance Goal established therefor, no Long-Term Incentive Awards will be paid to Participants in respect thereof,

ii.	is equal to the minimum Performance Goal established therefor, the minimum level of Long-Term Incentive Awards will be paid to Participants in respect thereof,

iii.	is equal to the target Performance Goal established therefor, the target level of Long-Term Incentive Awards will be paid to Participants in respect thereof,

iv.	is equal to or greater than the maximum Performance Goal established therefor, the maximum level of Long-Term Incentive Awards will be paid to Participants in respect thereof, and

v.	is between any two of the Performance Goal levels described in the immediately preceding clauses (i), (ii), and (iii), the level of Long-Term Incentive Awards to be paid to Participants in respect thereof will be a level interpolated by the Compensation Committee between the corresponding levels of Long-Term Incentive Awards paid in respect of such Performance Goal levels.
In the event of a Performance Goal with no threshold level of performance, target performance must be achieved in order for any Long-Term Incentive Award to be paid to Participants in respect thereof. In the event of a Performance Goal with no maximum level of performance and performance exceeds the target level of performance, subject to Section 6(c) hereof, Long-Term Incentive Awards to be paid to Participants in respect thereof will be calculated at a rate established (for Covered Employees, when the Performance Goal is initially approved; for other Participants, at any time) by the Compensation Committee, for above target performance.

b.	The Long-Term Incentive Award determined pursuant to Section 6(a) may be adjusted pursuant to Section 4(a)(ii).

c.	Notwithstanding any other provision of this Bonus Plan to the contrary, in no event will a Long-Term Incentive Award paid to any Participant for a Performance Period exceed $3.0 million.
7.	Payment of Awards. Awards will be paid to Participants in respect of any particular Performance Period
i.	in cash,

ii.	in a lump sum and/or in deferred payments or grants, and

iii.	on the date(s) and other terms, including any premium in respect of any deferred payments or grants, in each case as determined by the Compensation Committee at the time that Performance Goals are established for a particular Performance Period.

The Company may deduct from any payment such amounts as may be required to be withheld under any federal, state, or local tax laws.

8.	Termination of Employment.
a.	Death, Disability or Retirement. If a Participant terminates employment with the Company and its Subsidiaries before the last day of a Performance Period due to death, disability, or Retirement, the Participant’s Awards will be prorated on the basis of the ratio of the number of months in such Performance Period prior to such termination to the aggregate number of months in such Performance Period and will be paid only after the end of such Performance Period.

b.	Termination without Cause. If a Participant’s employment with the Company and its Subsidiaries is terminated by the Company or any such Subsidiary before the last day of a Performance Period for any reason other than for Cause (as hereinafter defined), the Participant’s Awards will be prorated on the basis of the ratio of the number of months in such Performance Period prior to such termination to the aggregate number of months in such Performance Period and will be paid only after the end of such Performance Period.

c.	Other Termination. Except as otherwise provided in this Section 8, if a Participant’s employment with the Company and its Subsidiaries is terminated before the day on which an Award with respect to a Performance Period is paid, for any reason, the Participant will not be entitled to any Award for such Performance Period unless otherwise determined by the Compensation Committee or unless otherwise required by law.

d.	Cause. For purposes of this Agreement, “Cause” means any act of dishonesty, fraud, or willful misconduct by a Participant in the performance of the Participant’s duties as an employee of the Company, or any conviction of a Participant for any felony involving moral turpitude.
9.	Change in Control. In connection with any actual or potential Change in Control of the Company, then the Compensation Committee will take all such actions hereunder as it may determine to be necessary or appropriate to treat Participants equitably hereunder, including without limitation the modification or waiver of applicable Performance Formulas, Performance Goals, Performance Measures, Performance Periods, or Awards, notwithstanding the terms of any initial award, and whether to establish or fund a trust or other arrangement intended to secure the payment of such Awards.

10.	Transfers and Changes in Responsibilities.
a.	If a Participant’s responsibilities materially change or the Participant is transferred during a Performance Period to another Operating Unit or to a position that is not designated or eligible to participate in this Bonus Plan, the Company may, as determined by the Compensation Committee, either
i.	continue the Participant’s participation in this Bonus Plan and, except in the case of a Covered Employee, as of the date of such change or transfer, establish new performance awards (as determined pursuant to Section 10(b)) in respect of Annual Incentive Awards and/or Long-Term Incentive Awards, as the case may be, for the Participant with respect to his or her new position, in which case the Participant’s Annual Incentive Awards and/or Long-Term Incentive Awards, as the case may be, will be prorated on the basis of the number of months of service by the Participant at each Operating Unit during the Performance Period and paid when and in the form otherwise payable, or

ii.	terminate the Participant’s participation in this Bonus Plan in respect of Annual Incentive Awards and/or Long-Term Incentive Awards, as the case may be, in which case the Participant’s Annual Incentive Awards and/or Long-Term Incentive Awards, as the case may be, would be prorated on the basis of the ratio of the number of months in such Performance Period prior to such termination to the aggregate number of months in such Performance Period and will be paid only after the end of such Performance Period.
11.	Security of Payment of Benefits. Unless otherwise determined by the Board, all Annual Incentive Awards and Long-Term Incentive Awards will be paid from the Company’s general assets, and nothing contained in this Bonus Plan will require the Company to set aside or hold in trust any funds for the benefit of any Participant, who will have the status of a general unsecured creditor of the Company.

12.	Administration of the Plan.
a.	This Bonus Plan will be administered by the Compensation Committee. The Compensation Committee may from time to time delegate (or revoke the delegation of) all or any part of its authority under this Bonus Plan to (or from) an executive employee or executive employees of the Company or Subsidiary, who may in turn delegate (or revoke the delegation of) all or any part of their authority under this Bonus Plan to (of from) another executive employee or executive employees of the Company or Subsidiary; provided, however, that, with respect to a Covered Employee, no such authority shall be delegated if the effect of such delegation would be to cause the related compensation to fail to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code.

b.	The Compensation Committee will take such actions as are required to be taken by it hereunder, may take the actions permitted to be taken by it hereunder, and will have the authority from time to time to interpret this Bonus Plan and to adopt, amend, and rescind rules and regulations for implementing and administering this Bonus Plan. All such actions will be in the sole discretion of the Compensation Committee, and, when taken, will be final, conclusive, and binding. Without limiting the generality or effect of the foregoing, the interpretation and construction by the Compensation

Committee of any provision of this Bonus Plan or of any agreement, notification, or document evidencing the grant of benefits payable to Participants and any determination by the Compensation Committee, in its sole discretion pursuant to any provision of this Bonus Plan or any provision of such agreement, notification, or document will be final and conclusive. Without limiting the generality or effect of any provision of the Certificate of Incorporation of the Company, no member of the Board or of the Compensation Committee will be liable for any action or determination made in good faith.

c.	The provisions of Sections 5 and 6 will be interpreted as authorizing the Compensation Committee in taking any action under or pursuant to this Bonus Plan, to take any action it determines in its sole discretion to be appropriate, subject only to the express limitations therein contained, and no authorization in either such Section or any other provision of this Bonus Plan is intended or may be deemed to constitute a limitation on the authority of the Compensation Committee.

d.	The existence of this Bonus Plan or any right granted or other action taken pursuant hereto will not affect the authority of the Compensation Committee or the Company to take any other action, including in respect of the grant or award of any annual or long-term bonus or other right or benefit, whether or not authorized by this Bonus Plan, subject only to limitations imposed by applicable law as from time to time applicable thereto.
13.	Compliance with Certain Sections of the Code.
a.	Section 409A. To the extent applicable, it is intended that this Bonus Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Bonus Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any amendments made to comply with Section 409A of the Code may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants. Any reference in this Bonus Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

b.	Section 162(m). Certain provisions of this plan are intended to comply with the exception from Section 162(m) of the Code for qualified performance-based compensation, and in those situations where the Compensation Committee intends for the Company to satisfy the requirements of Section 162(m), this plan will be construed, applied, and administered accordingly.
14.	Miscellaneous.
a.	This Bonus Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time.

b.	Except as otherwise provided in this Bonus Plan, no right or benefit under this Bonus Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge such right or benefit will be void. No such right or benefit will in any manner be liable for or subject to the debts, liabilities, or torts of a Participant.

c.	This Bonus Plan may be amended or terminated from time to time by the Board. In the event this Bonus Plan is terminated before the last day of a Performance Period, Awards payable for such Performance Period will be prorated on the basis of the ratio of the number of months in such Performance Period prior to such termination to the aggregate number of months in such Performance Period and will be paid only after the end of such Performance Period, which will be deemed to continue until the expiration thereof as if this Bonus Plan had not been terminated.

d.	If any provision in this Bonus Plan is held to be invalid or unenforceable, no other provision of this Bonus Plan will be affected thereby.

e.	This Bonus Plan will be governed by and construed in accordance with applicable United States federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

15.	Effectiveness. The amendment and restatement of this Bonus Plan set forth herein will become effective as of February 3, 2007; provided, however, that the amendment and restatement will not become effective with respect to Covered Employees unless the holders of a majority of the shares of common stock of the Company actually voting on the matter approve this Bonus Plan, as amended and restated hereby, at a meeting of the stockholders of the Company.

Appendix C
FEDERATED DEPARTMENT STORES, INC.
DIRECTOR DEFERRED COMPENSATION PLAN
1. Purpose of the Plan. The purpose of this Plan is to encourage the highest level of performance of Directors by providing Directors with a proprietary interest in the Company’s success and progress by offering long-term incentives in addition to current cash compensation.
2. Definitions. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:
Average Price means the average closing price of the Common Shares on the New York Stock Exchange for the last 20 trading days of the applicable calendar month (or, if there are less than 20 trading days in such month, for the full number of trading days in such month).
Board means the board of directors of the Company.
Change in Control means the occurrence of any of the following events:
(i) The Company is merged, consolidated, or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation, or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such transaction is held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors of the Company (the “Voting Stock”) immediately prior to such transaction;
(ii) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal entity and, as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;
(iii) There is a report filed on Schedule 13D or Schedule TO (or any successor schedule, form, or report or item therein), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 30% or more of the combined voting power of the Voting Stock of the Company;
(iv) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (v) each director who is first elected, or first nominated for election by the Company’s stockholders, by a vote of at least two-thirds of the directors of the Company (or a committee thereof) then still in office who were directors of the Company at the beginning of any such period will be deemed to have been a director of the Company at the beginning of such period.
Notwithstanding the foregoing provisions of clause (iii) above, unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” will not be deemed to have occurred for purposes of clause (iii) solely because (1) the Company, (2) a Subsidiary, or (3) any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule TO, Form 8-K, or Schedule 14A (or any successor schedule, form, or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 30% or otherwise.

Common Shares means the common stock of Company.

Company means Federated Department Stores, Inc., a Delaware corporation.

Director means a member of the Board who is not a full-time employee of the Company or any Subsidiary.

Director Compensation means the Retainer and the Meeting Fees as established by the Board from time to time. The amounts of Director Compensation shall be denominated initially in dollars, subject to the other terms of this Plan and, during each Plan Year, shall be credited and paid in accordance with the provisions of this Plan.

Elective Compensation means Director Compensation that is not Mandatory Stock Compensation.

Elective Stock Credits means stock equivalents that are equal to the number of Common Shares that could be purchased with an amount of Elective Compensation as described in Section 5.

Mandatory Stock Compensation means an amount equal to fifty percent of the Director Compensation.

Mandatory Stock Credits means stock equivalents that are equal to the number of Common Shares that could be purchased with an amount of Mandatory Stock Compensation as described in Section 4.

Meeting Fees means the amounts, if any, payable to a Director for attendance at meetings of the Board or a committee of the Board during a Plan Year.

Plan Year means each calendar year during the term of this Plan.

Retainer means the amounts payable to a Director as an annual retainer fee, if any, for his or her service as a Director during a Plan Year and the fees, if any, for serving as chairperson of a committee of the Board during a Plan Year.

Subsidiary has the meaning specified in Rule 405 promulgated under the Securities Act of 1933, as amended (or in any successor rule substantially to the same effect).

Term means
(i) with respect to individuals who are Directors at the beginning of the 2007 Plan Year, the period of service commencing on the first day of the 2007 Plan Year and ending on the date upon which the Director ceases to be a member of the Board, including by reason of: (a) the Director fails to be reelected to the Board by the shareholders of the Company, (b) the Director’s voluntary resignation from the Board upon retirement or otherwise by notice duly given and accepted by the Board, or (c) the Director’s death or disability; and
(ii) with respect to individuals who become Directors after the first day of the 2007 Plan Year, the period of service commencing on the effective date upon which the Director is elected to the Board as a Director and ending on the date upon which the Director ceases to be a member of the Board, including by reason of: (a) the Director fails to be reelected to the Board by the shareholders of the Company, (b) the Director’s voluntary resignation from the Board upon retirement or otherwise by notice duly given and accepted by the Board, or (c) the Director’s death or disability.
3. Shares Available Under the Plan. Subject to adjustment as provided in Section 7, the maximum number of Common Shares that may be issued as Mandatory Stock Compensation under the Plan is 250,000 shares.
4. Mandatory Stock Compensation.
4.1. Terms of the Mandatory Stock Compensation.
          (a) The Mandatory Stock Compensation shall be payable to the Director in Common Shares. The Mandatory Stock Compensation shall be credited as earned to a deferral account (the “Account”) maintained for the Director as provided in this Agreement.
          (b) The Mandatory Stock Compensation shall be paid to the Director no sooner than three years after the end of the calendar quarter in which it is earned. The times at which the Mandatory Stock Compensation shall be paid to the Director shall be determined pursuant to the following provisions of the Plan.

          (c) The Director may elect (prior to the Plan Year in which the Mandatory Stock Compensation is to be earned as provided in Section 6) to have his or her Mandatory Stock Compensation deferred until the later of
(i) the expiration of the Term, or
(ii) three years after the end of the calendar quarter in which the Mandatory Stock Compensation is earned.
4.2. Deferral of Mandatory Stock Compensation.
          (a) On the last day of each month, the Director’s Account shall be credited with
(i) Mandatory Stock Credits equal to the number of Common Shares that could be purchased with the amount of the Mandatory Stock Compensation payable to the Director during such month based upon the Average Price of such Common Shares, and
(ii) the dollar amount of any part of such Mandatory Stock Compensation that is not convertible into a full Common Share.
          (b) The Mandatory Stock Credits in the Account shall be credited, on the last day of each calendar quarter, with a dividend equivalent which shall be in an amount determined by multiplying the dividends paid, either in cash or property (other than Common Shares), on a Common Share to a stockholder of record during such quarter, by the number of Mandatory Stock Credits in the Account at the beginning of such calendar quarter (with appropriate adjustment to reflect any increase or decrease during the calendar quarter in the number of Mandatory Stock Credits in the Account as a result of the application of Section 7). In the case of dividends payable in property, the dividend equivalent shall be based on the fair market value of the property at the time of distribution of the dividend, as determined by the Company. If, on the last day of any calendar quarter, the dollar amounts credited to the Director in the Account equal or exceed the closing price of a Common Share on the last trading day of such quarter, such amount shall be treated as if it were an allotment of Mandatory Stock Credits made on such date and such dollar amount shall be reduced accordingly.
          (c) At the end of each calendar quarter, the Mandatory Stock Credits in the Account at the end of such calendar quarter (including any Mandatory Stock Credits credited to the Account for such calendar quarter as a result of the conversion of dividend equivalents and the operation of Section 4.2(b) above) shall be converted into actual Common Shares and credited to a Grantor (Rabbi) Trust, intended to meet the safe harbor provisions of RevProc 92-64 (the “Trust”). The Mandatory Stock Credits in the Account shall be converted to Common Shares through transfer to the Trust, or purchase by the Trust, of Common Shares, which shall be held for the benefit of the Director. Notwithstanding the conversion of Mandatory Stock Credits into Common Shares as described herein, the Mandatory Stock Credits shall continue to be tracked in the Director’s Account for purposes of determining the Director’s entitlements hereunder.
4.3. Payment and Distribution.
          (a) With respect to Mandatory Stock Compensation for a calendar quarter that the Director has not elected to defer as provided in Section 4.1(c), the distribution of Common Shares relating to such Mandatory Stock Compensation shall be paid on the first Tuesday following the end of the calendar quarter that is three years from the date the Mandatory Stock Compensation was initially earned or as soon thereafter as practicable.
          (b) With respect to Mandatory Stock Compensation for a calendar quarter that the Director has elected to defer as provided in Section 4.1(c), the distribution of Common Shares relating to such Mandatory Stock Compensation shall be made in such number of annual installments as the Director shall elect pursuant to Section 6, commencing on the first Tuesday following the end of the calendar quarter in which the Director’s Term ends or as soon thereafter as practicable.
          (c) All distributions of the Mandatory Stock Compensation shall be made in Common Shares (except that cash described in Section 4.2(b) that has not been treated as an allotment of Mandatory Stock Credits shall be distributed in cash). The distribution of Common Shares may be made directly from the Trust. The Director’s Account shall be adjusted to reflect all distributions of Mandatory Stock Compensation to the Director.
5. Elective Compensation.
5.1. Terms of the Elective Compensation. Elective Compensation may be, at the Director’s option,

(i) payable in cash as earned;
(ii) deferred in cash until expiration of the Term by the Company crediting dollar equivalents to the Account; or
(iii) deferred in Common Shares until expiration of the Term by the Company crediting Elective Stock Credits to the Account.
5.2. Deferral of Elective Compensation.
          (1) Deferral in Cash.
          (a) If any portion of the Elective Compensation is elected to be deferred in the form of cash, the Director’s Account shall be credited, at the end of each month, with the dollar amount of the Elective Compensation that is payable to the Director during such month.
          (b) The Elective Compensation deferred in the form of cash in the Account shall be further credited, as of the end of each Plan Year, with an interest equivalent determined by applying to (i) 100 percent of the cash allotments in the Account at the end of the preceding Plan Year, and (ii) 50 percent of the cash allotments elected by the Director for the Plan Year just ended, an interest rate equal to the bond yield (percent per annum) on United States 30-year government bonds as of December 31 of the prior Plan Year, as published in the Federal Reserve Bulletin. The interest equivalent credited pursuant to this Section 5.2(b) shall be adjusted on a pro rata basis for partial years.
          (2) Deferral in Common Shares.
          (a) If any portion of the Elective Compensation is elected to be deferred in the form of Common Shares, the Director’s Account shall be credited, at the end of each month, with
(i) Elective Stock Credits equal to the number of such Common Shares that could be purchased with the Elective Compensation payable to the Director during such month based upon the Average Price of such Common Shares, and
(ii) the dollar amount of any part of such Elective Compensation that is not convertible into a full Common Share.
          (b) The Elective Stock Credits in the Account shall be credited with a dividend equivalent which shall be in an amount determined by multiplying the dividends paid, either in cash or property (other than Common Shares), on a Common Share to a stockholder of record during such quarter, by the number of Elective Stock Credits in the Account at the beginning of such calendar quarter (with appropriate adjustment to reflect any increase or decrease during the calendar quarter in the number of Elective Stock Credits in the Account as a result of the application of Section 7). In the case of dividends payable in property, the dividend equivalent shall be based on the fair market value of the property at the time of distribution of the dividend, as determined by the Company. If, on the last day of any calendar quarter, the dollar amounts credited to the Director in the Account equal or exceed the closing price of a Common Share on the last trading day of such quarter, such amount shall be treated as if it were an allotment of Elective Stock Credits made on such date and such dollar amount shall be reduced accordingly.
          (c) At the end of each calendar quarter, the Elective Stock Credits in the Account at the end of such calendar quarter (including any Elective Stock Credits credited to the Account for such calendar quarter as a result of the conversion of dividend equivalents and the operation of Section 5.2(2)(b) above) shall be converted into actual Common Shares and credited to the Trust. The Elective Stock Credits in the Account shall be converted to Common Shares through transfer to the Trust, or purchase by the Trust, of Common Shares of the Company, which shall be held for the benefit of the Director. Notwithstanding the conversion of Elective Stock Credits as described herein, the Elective Stock Credits shall continue to be tracked in the Director’s Account for purposes of determining the Director’s entitlements hereunder.
5.3. Payment and Distribution.
          (a) In the case of Elective Compensation for a calendar quarter that the Director has not elected to defer, the Director shall receive, in cash, the dollar amount of such Elective Compensation for the services provided by the Director to the Company during each month on the last day of such month or as soon thereafter as practicable.
          (b) In the case of Elective Compensation that is deferred in the form of cash and/or Common Shares, the distribution of such cash and/or Common Shares relating to such Elective Compensation shall be made in the number of annual installments as the

Director shall elect pursuant to Section 6, commencing on the first Tuesday following the end of the calendar quarter in which the Director’s Term ends or as soon thereafter as practicable.
          (c) Distribution of Elective Compensation that is deferred in the form of cash in the Account shall be made in cash and distribution of Elective Compensation that is deferred as Common Shares shall be made in Common Shares (except that cash described in Section 5.2(2)(b) that has not been treated as an allotment of Elective Stock Credits shall be distributed in cash). Distribution of Common Shares may be made directly from the Trust. The Director’s Account shall be adjusted to reflect all distributions pursuant to this Section 5.3(c).
6. Election.
          (a) Each Director who was a Director during the prior Plan Year must elect by no later than December 31 of the prior Plan Year (i) whether he or she will defer the Elective Compensation payable in respect of the following Plan Year and, if he or she elects to defer the Elective Compensation, whether the deferral will be in the form of cash or in the form of stock; and (ii) whether he or she will elect to defer receipt of the Mandatory Stock Compensation for the following Plan Year as set forth in Section 4.1(c).
          (b) Each Director who becomes a Director during the Plan Year must elect within 30 days after becoming a Director (i) whether he or she will defer the Elective Compensation payable in respect of that Plan Year and, if he or she elects to defer the Elective Compensation, whether the deferral will be in the form of cash or in the form of stock; and (ii) whether he or she will elect to defer receipt of the Mandatory Stock Compensation for that Plan Year as set forth in Section 4.1(c). Any deferral election made by the Director applies only to Elective Compensation earned following the date of such election.
          (c) Each Director shall elect, at the time the Director becomes a Director, the number of annual installments following the expiration of the Term in which payments shall be made. That payment installment election shall remain in effect until such time as the Director submits a new payment installment election to the Company prior to the beginning of a Plan Year to be effective with respect to Director Compensation amounts payable in that Plan Year and subsequent Plan Years.
          (d) Each election must be made by the Director by filing an election form with the secretary of the Company. If a Director does not file an election form for a Plan Year (or a portion thereof pursuant to Section 6(b)) by the specified date, the Director will be deemed to have elected to receive and defer the Director Compensation in the manner elected by the Director in his or her last valid election, or, if the Director has not made a prior valid election, will be deemed to have elected to have his or her Mandatory Stock Compensation distributed pursuant to Section 4.1(c)(ii) and to have his or her Elective Compensation paid pursuant to Section 5.1(i).
          (e) When an election is made for a Plan Year, the Director may not revoke or change that election.
7. Adjustments. The Board shall make or provide for such adjustments in the numbers of Mandatory Stock Credits, Elective Stock Credits and Common Shares related thereto hereunder, and in the kind of shares covered thereby, as the Board may determine is equitably required to prevent dilution or enlargement of the rights of Directors that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. The Board shall also make or provide for such adjustments in the numbers of Common Shares specified in Section 3 as the Board may determine is appropriate to reflect any transaction or event described in the preceding sentence. Notwithstanding the above, in the event of a Change in Control, there shall be credited to a Director’s Account, in lieu of the Mandatory Stock Credits, Elective Stock Credits or Common Shares of the Company then credited to the Director’s Account, the stock, securities or other consideration given in exchange for a Common Share of the Company upon such Change in Control, multiplied by the number of Mandatory Stock Credits, Elective Stock Credits or Common Shares then credited to the Director’s Account.
8. Distribution and Payment in General.
          (a) Death of a Director. Any cash, Mandatory Stock Credits, Elective Stock Credits or Common Shares, or remaining undistributed installments thereof, which become distributable after the death of a Director, shall be distributed in installments as provided in Sections 6(a) and (b), to such person or persons, or the survivors thereof, including corporations, unincorporated associations or trusts, as the Director may have designated in writing delivered to the Company. A Director may also designate to his or her surviving spouse, if any, the absolute power to appoint by will one or more persons, including such individual’s estate, to receive the payments distributable to such individuals if such individual should die before all distributions have been received. All such designations shall be made in writing delivered to the Company. A Director may, from time to time, revoke or change any such designation by writing delivered to the Company. If there is no unrevoked designation on file with the Company at the time of a

Director’s death, or if the person or persons designated therein shall have predeceased the Director or otherwise ceased to exist, such distributions shall be made to the Director’s estate. If the person or persons designated therein shall survive the Director but shall die before receiving all of such distributions, the balance thereof payable to such deceased distributee shall, unless the Director’s designation provides otherwise, be distributed to such deceased distributee’s estate.
          (b) Immediate Distribution. Notwithstanding the foregoing provisions, if, upon the commencement of distributions from a Director’s Account, the value of the Director’s Account is less than $500, the amount of such Director’s Account, at the discretion of the Board, may be immediately paid to the Director (or, if the Director is deceased, to the person or persons designated by the Director to receive the amount of such Director’s Account) in cash or Common Shares (as applicable to the Director’s Account pursuant to the Plan).
          (c) Tax Matters. The Company shall deduct from the amount of any distributions hereunder any taxes required to be withheld by the federal or any state or local government.
9. Assignment, Etc.
          (a) Neither the Director nor any other person shall have any interest in any fund or in any specific asset or assets of the Company by reason of any cash, Mandatory Stock Credits, Elective Stock Credits or Common Shares or interest or dividend Credits credited to the Director’s Account, nor the right to exercise any of the rights or privileges of a stockholder with respect to any Common Shares credited to the Director’s Account, nor any right to receive any distribution under this Plan, except as and to the extent expressly provided in this Plan.
          (b) The Director shall not have the right to assign, pledge or otherwise dispose of (except as provided in Section 8(a) hereof) any cash, Mandatory Stock Credits, Elective Stock Credits or Common Shares in his or her Account, nor shall the Director’s interest therein be subject to garnishment, attachment, transfer by operation of law, or any legal process.
          (c) The Plan shall not be assignable by the Company without the written consent of the Director, except, that if the Company shall merge or consolidate with or into, or transfer substantially all of its assets, including good will, to another corporation or other form of business organization, this Plan shall bind and run to the benefit of the successor of the Company resulting from such merger, consolidation or transfer.
10. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan comply with the provisions of Section 409A of the Code. This Plan shall be administered in a manner consistent with this intent. Any amendments made to comply with Section 409A of the Code may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Directors. Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
11. Administration.
          (a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Nominating and Corporate Governance Committee (or any successor committee to that committee) or any subcommittee thereof.
          (b) The Board will take such actions as are required to be taken by it hereunder, may take the actions permitted to be taken by it hereunder, and will have the authority from time to time to interpret this Plan and to adopt, amend, and rescind rules and regulations for implementing and administering this Plan. All such actions will be in the sole discretion of the Board, and when taken, will be final, conclusive, and binding. Without limiting the generality or effect of the foregoing, the interpretation and construction by the Board of any provision of this Plan or of any agreement, election, notification, or document relating to the Plan, and any determination by the Board in its sole discretion pursuant to any provision of this Plan or of any such agreement, election, notification, or document will be final and conclusive. Without limiting the generality or effect of any provision of the certificate of incorporation of the Company, no member of the Board will be liable for any such action or determination made in good faith.
12. Amendment and Termination. The Board may at any time amend or terminate the Plan to the extent permitted by law. However, no such action may adversely affect a Director’s rights with respect to Director Compensation already earned but not yet paid in cash, Mandatory Stock Credits, Elective Stock Credits or Common Shares without the Director’s written consent.

13. Effective Date. The effective date of this Plan shall be May 18, 2007; provided that no shares of Common Shares shall be issued hereunder until the Company’s shareholders have approved this Plan by the affirmative vote of a majority of the voting securities represented in person or by proxy at a duly convened meeting of the shareholders of the Company at which a quorum is present.
14. Governing Law. This Plan and all questions arising in connection therewith shall be governed by the laws of the State of Ohio.

FEDERATED OFFERS STOCKHOLDERS OF RECORD THREE ALTERNATIVE
MEANS OF GIVING THEIR VOTING INSTRUCTIONS
Your telephone or Internet vote authorizes the trustee to vote your shares as if you had returned your voting instruction card. These cost effective and convenient ways of voting are available 24 hours a day, 7 days a week. We encourage you to use them.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available only for residents of the United States and Canada. On a touch tone telephone, call TOLL FREE 1-887-381-4019, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your voting instruction card ready, then follow the instructions. Your vote will be cast as you direct. The deadline for casting your vote is 5:00 p.m., Eastern Daylight Savings Time on May 16, 2007.

Visit the Internet voting website at http://proxy.georgeson.com and have your voting instruction card ready. Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. The deadline for casting your vote is 5:00 p.m., Eastern Daylight Savings Time on May 16, 2007.

Simply mark, sign and date your voting instruction card and return it in the postage-paid envelope. Federated must receive your executed proxy card by 5:00 p.m., Eastern Daylight Savings Time, on May 16, 2007. If you are voting by telephone or the Internet, please do not mail your proxy card.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☐
Please mark your votes as indicated in this example.
THE DIRECTORS RECOMMEND A VOTE “FOR” ALL NOMINEES LISTED IN ITEM 1, “FOR” ITEMS 2, 3, 4 AND 5.

1.	Election of Directors
	FOR all nominees	WITHHOLD AUTHORITY to vote	*EXCEPTIONS

	listed below	for all nominees listed below.
Nominees for a one-year term: Sara Levinson, Joseph Neubauer, Joseph Pichler,
Joyce M. Roché, Karl von der Heyden and Craig E. Weatherup.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space below.)
*Exceptions
2. To ratify the appointment of KPMG LLP as Federated’s independent registered public accounting firm for the fiscal year ending February 2, 2008.

FOR	AGAINST	ABSTAIN

3. To approve an amendment to Federated’s Certificate of Incorporation to change the corporate name.

FOR	AGAINST	ABSTAIN

4. To approve Federated’s 1992 Incentive Bonus Plan, as amended.

FOR	AGAINST	ABSTAIN

5. To approve the issuance of common stock under the Director Deferred Compensation Plan.

FOR	AGAINST	ABSTAIN

For purposes of the 2007 Annual Meeting, proxies will be held in confidence (subject to certain exceptions as set forth in the Proxy Statement) unless the undersigned checks the box to the right.
If you have a change of address, please indicate those changes on the information printed on this card and check the Change of Address Mark box to the right.

Dated:	, 2007

Signature of Participant

Instructions
1.	Read the enclosed materials carefully.
2.	Unless voting by telephone or Internet, please complete and sign this instruction card, and return it promptly in the enclosed postage paid envelope.
3.	The tabulator is:	Georgeson, Inc.
Wall Street Station
P.O. Box 1102
New York, NY 10269-0667

FEDERATED DEPARTMENT STORES, INC.

To:	J.P. Morgan Chase Bank, as Trustee for the Federated Department Stores, Inc.
Profit Sharing 401(k) Investment Plan.
I acknowledge receipt of this Letter to Stockholders, the Notice of Annual Meeting of Stockholders of Federated Department Stores, Inc. to be held on May 18, 2007, and the related Proxy Instructions.
As to my proportional interest in any stock of Federated registered in your name, you are directed as indicated on the reverse side as to the matters listed in the form of Proxy solicited by the Board of Directors of Federated.
I understand that if I sign this instruction card on the other side without otherwise indicating my voting instructions, it will be understood that I wish my proportional interest in the shares to be voted in accordance with the recommendations of the Board of Directors of Federated as to Items 1, 2, 3, 4 and 5.
If any such stock is registered in the name of your nominee, the authority and directions herein shall extend to such nominee.
PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENVELOPE PROVIDED. IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.
(Continued, and to be dated and signed, on the other side)

FEDERATED OFFERS STOCKHOLDERS OF RECORD THREE ALTERNATIVE MEANS OF VOTING PROXIES
Your telephone or Internet vote authorizes the named proxies to vote your shares as if you had returned your proxy card. These cost effective and convenient ways of voting are available 24 hours a day, 7 days a week. We encourage you to use them.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available only for residents of the United States and Canada. On a touch tone telephone, call TOLL FREE 1-887-381-4019, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your proxy card ready, then follow the instructions. Your vote will be cast as you direct. The deadline for casting your vote is 5:00 p.m., Eastern Daylight Savings Time on May 17, 2007.
	Visit the Internet voting website at http://proxy.georgeson.com and have your proxy card ready. Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. The deadline for casting your vote is 5:00 p.m., Eastern Daylight Savings Time on May 17, 2007.	Simply mark, sign and date your proxy card and return it in the postage-paid envelope. Federated must receive your executed proxy card by 5:00 p.m., Eastern Daylight Savings Time, on May 17, 2007. If you are voting by telephone or the Internet, please do not mail your proxy card.
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☐
Please mark your votes as indicated in this example.
THE DIRECTORS RECOMMEND A VOTE “FOR” ALL NOMINEES LISTED IN ITEM 1, “FOR” ITEMS 2, 3, 4 AND 5.

1.	Election of Directors
	FOR all nominees	WITHHOLD AUTHORITY to vote	*EXCEPTIONS

	listed below	for all nominees listed below.
Nominees for a one-year term: Sara Levinson, Joseph Neubauer, Joseph Pichler,
Joyce M. Roché, Karl von der Heyden and Craig E. Weatherup.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space below.)
*Exceptions
2. To ratify the appointment of KPMG LLP as Federated’s independent registered public accounting firm for the fiscal year ending February 2, 2008.

FOR	AGAINST	ABSTAIN

3. To approve an amendment to Federated’s Certificate of Incorporation to change the corporate name.

FOR	AGAINST	ABSTAIN

4. To approve Federated’s 1992 Incentive Bonus Plan, as amended.

FOR	AGAINST	ABSTAIN

5. To approve the issuance of common stock under the Director Deferred Compensation Plan.

FOR	AGAINST	ABSTAIN

For purposes of the 2007 Annual Meeting, proxies will be held in confidence (subject to certain exceptions as set forth in the Proxy Statement) unless the undersigned checks the box to the right.
If you have a change of address, please indicate those changes on the information printed on this card and check the Change of Address Mark box to the right.
Unless voting by telephone or Internet, this proxy should be dated, signed by the stockholder as his or her name appears hereon, and returned promptly in the enclosed envelope. Joint owners should each sign personally, and trustees and others signing in a representative capacity should indicate the capacity in which they sign.

Dated:	, 2007

Signature of Stockholder

Signature of Stockholder

FEDERATED DEPARTMENT STORES, INC.
Proxies Solicited on Behalf of the Board of Directors for
Annual Meeting of Stockholders on May 18, 2007
     The undersigned holder of shares of Common Stock of Federated hereby appoints Marna C. Whittington and Meyer Feldberg, and each of them, as proxies of the undersigned, with full power of substitution, to act and to vote for and in the name, place and stead of the undersigned at the Annual Meeting of Stockholders of Federated to be held at its corporate offices located at 7 West Seventh Street, Cincinnati, Ohio, 45202 at 11:00 a.m., Eastern Daylight Time, on May 18, 2007, and at any and all postponements and adjournments thereof, according to the number of votes and as fully as the undersigned would be entitled to vote if personally present at such meeting, and particularly with respect to the proposals listed on the reverse side.
     THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1, “FOR” ITEMS 2, 3, 4 AND 5, AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES IN RESPECT OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENVELOPE PROVIDED. IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.
(Continued, and to be dated and signed, on the other side)

FEDERATED OFFERS STOCKHOLDERS OF RECORD THREE ALTERNATIVE
MEANS OF GIVING THEIR VOTING INSTRUCTIONS
Your telephone or Internet vote authorizes the trustee to vote your shares as if you had returned your voting instruction card. These cost effective and convenient ways of voting are available 24 hours a day, 7 days a week. We encourage you to use them.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available only for residents of the United States and Canada. On a touch tone telephone, call TOLL FREE 1-887-381-4019, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your voting instruction card ready, then follow the instructions. Your vote will be cast as you direct. The deadline for casting your vote is 5:00 p.m., Eastern Daylight Savings Time on May 16, 2007.

Visit the Internet voting website at http://proxy.georgeson.com and have your voting instruction card ready. Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. The deadline for casting your vote is 5:00 p.m., Eastern Daylight Savings Time on May 16, 2007.

Simply mark, sign and date your voting instruction card and return it in the postage-paid envelope. Federated must receive your executed proxy card by 5:00 p.m., Eastern Daylight Savings Time, on May 16, 2007. If you are voting by telephone or the Internet, please do not mail your proxy card.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☐
Please mark your votes as indicated in this example.
THE DIRECTORS RECOMMEND A VOTE “FOR” ALL NOMINEES LISTED IN ITEM 1, “FOR” ITEMS 2, 3, 4 AND 5.
Nominees for a one-year term: Sara Levinson, Joseph Neubauer, Joseph Pichler,
Joyce M. Roché, Karl von der Heyden and Craig E. Weatherup.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space below.)
*Exceptions
2. To ratify the appointment of KPMG LLP as Federated’s independent registered public accounting firm for the fiscal year ending February 2, 2008.

FOR	AGAINST	ABSTAIN

3. To approve an amendment to Federated’s Certificate of Incorporation to change the corporate name.

FOR	AGAINST	ABSTAIN

4. To approve Federated’s 1992 Incentive Bonus Plan, as amended.

FOR	AGAINST	ABSTAIN

5. To approve the issuance of common stock under the Director Deferred Compensation Plan.

FOR	AGAINST	ABSTAIN

For purposes of the 2007 Annual Meeting, proxies will be held in confidence (subject to certain exceptions as set forth in the Proxy Statement) unless the undersigned checks the box to the right.
If you have a change of address, please indicate those changes on the information printed on this card and check the Change of Address Mark box to the right.

Dated:	, 2007

Signature of Participant

Instructions
1.	Read the enclosed materials carefully.
2.	Unless voting by telephone or Internet, please complete and sign this instruction card, and return it promptly in the enclosed postage paid envelope.
3.	The tabulator is:	Georgeson, Inc.
Wall Street Station
P.O. Box 1102
New York, NY 10269-0667

FEDERATED DEPARTMENT STORES, INC.

To:	The Bank of New York, as Trustee for The May Department Stores Company
Profit Sharing Plan.
I acknowledge receipt of this Letter to Stockholders, the Notice of Annual Meeting of Stockholders of Federated Department Stores, Inc. to be held on May 18, 2007, and the related Proxy Instructions.
As to my proportional interest in any stock of Federated registered in your name, you are directed as indicated on the reverse side as to the matters listed in the form of Proxy solicited by the Board of Directors of Federated.
I understand that if I sign this instruction card on the other side without otherwise indicating my voting instructions, it will be understood that I wish my proportional interest in the shares to be voted in accordance with the recommendations of the Board of Directors of Federated as to Items 1, 2, 3, 4 and 5.
If any such stock is registered in the name of your nominee, the authority and directions herein shall extend to such nominee.
PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENVELOPE PROVIDED. IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.
(Continued, and to be dated and signed, on the other side)